                                                                     Exhibit 4.8
                                                                  EXECUTION COPY
================================================================================

                              DYNEGY HOLDINGS INC.

                     and each of the Guarantors named herein


           SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2008


              9.875% SECOND PRIORITY SENIOR SECURED NOTES DUE 2010


              10.125% SECOND PRIORITY SENIOR SECURED NOTES DUE 2013


                                    INDENTURE


                           Dated as of August 11, 2003

                                   ----------

                            Wilmington Trust Company,
                                   as Trustee

                                   ----------

                        Wells Fargo Bank Minnesota, N.A.,
                              as Collateral Trustee

                                   ----------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section
310(a)(1).....................................................       7.10
   (a)(2).....................................................       7.10
   (a)(3).....................................................       N.A.
   (a)(4).....................................................       N.A.
   (a)(5).....................................................       7.10
   (b)........................................................       7.10
   (c)........................................................       N.A.
311(a)........................................................       7.11
   (b)........................................................       7.11
   (c)........................................................       N.A.
312(a)........................................................       2.05
   (b)........................................................      14.03
   (c)........................................................      14.03
313(a)........................................................       7.06
   (b)(2).....................................................    7.06; 7.07
   (c)........................................................    7.06; 12.02
   (d)........................................................       7.06
314(a)........................................................  4.03;4.04; 14.05
   (c)(1).....................................................      14.04
   (c)(2).....................................................      14.04
   (c)(3).....................................................       N.A.
   (e)........................................................      14.05
   (f)........................................................       N.A.
315(a)........................................................       7.01
   (b)........................................................    7.05,14.02
   (c)........................................................       7.01
   (d)........................................................       7.01
   (e)........................................................       6.11
316(a) (last sentence)........................................       2.09
   (a)(1)(A)..................................................       6.05
   (a)(1)(B)..................................................       6.04
   (a)(2).....................................................       N.A.
   (b)........................................................       6.07
   (c)........................................................    6.10, 9.06
317(a)(1).....................................................       6.08
   (a)(2).....................................................       6.09
   (b)........................................................       2.04
318(a)........................................................      14.01
   (b)........................................................       N.A.
   (c)........................................................      14.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions.....................................................1
Section 1.02   Other Definitions..............................................35
Section 1.03   Incorporation by Reference of Trust Indenture Act..............36
Section 1.04   Rules of Construction..........................................36

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01   Form and Dating................................................37
Section 2.02   Execution and Authentication...................................38
Section 2.03   Registrar, Paying Agent and Calculation Agent..................38
Section 2.04   Paying Agent to Hold Money in Trust............................39
Section 2.05   Holder Lists...................................................39
Section 2.06   Transfer and Exchange..........................................39
Section 2.07   Replacement Notes..............................................49
Section 2.08   Outstanding Notes..............................................49
Section 2.09   Treasury Notes.................................................50
Section 2.10   Temporary Notes................................................50
Section 2.11   Cancellation...................................................50
Section 2.12   Defaulted Interest.............................................50
Section 2.13   CUSIP Numbers..................................................50

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.............................................51
Section 3.02   Selection of Notes to Be Redeemed or Purchased.................51
Section 3.03   Notice of Redemption...........................................51
Section 3.04   Effect of Notice of Redemption.................................52
Section 3.05   Deposit of Redemption or Purchase Price........................52
Section 3.06   Notes Redeemed or Purchased in Part............................53
Section 3.07   Optional Redemption............................................53
Section 3.08   Mandatory Redemption...........................................55
Section 3.09   Offer to Purchase by Application of Excess Proceeds............55

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01   Payment of Notes...............................................57
Section 4.02   Maintenance of Office or Agency................................57
Section 4.03   Reports........................................................58
Section 4.04   Compliance Certificate.........................................59
Section 4.05   Taxes..........................................................59
Section 4.06   Stay, Extension and Usury Laws.................................59
Section 4.07   Restricted Payments............................................60

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Section 4.08   Dividend and Other Payment Restrictions Affecting
               Subsidiaries...................................................64
Section 4.09   Incurrence of Indebtedness and Issuance of Preferred
               Stock..........................................................66
Section 4.10   Asset Sales....................................................70
Section 4.11   Transactions with Affiliates...................................72
Section 4.12   Liens..........................................................74
Section 4.13   Business Activities............................................74
Section 4.14   Corporate Existence............................................74
Section 4.15   Offer to Repurchase Upon Change of Control.....................74
Section 4.16   Limitation on Sale and Leaseback Transactions..................76
Section 4.17   Additional Note Guarantees.....................................76
Section 4.18   Designation of Restricted and Unrestricted
               Subsidiaries...................................................76
Section 4.19   No Amendment to Subordination Provisions.......................76
Section 4.20   Payments for Consent...........................................77
Section 4.21   Changes in Covenants when Notes Rated Investment Grade.........77
Section 4.22   Further Assurances; Collateral Inspections and Reports;
               Costs and Indemnification......................................78

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets.......................79
Section 5.02   Successor Corporation Substituted..............................80

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01   Events of Default..............................................81
Section 6.02   Acceleration...................................................82
Section 6.03   Other Remedies.................................................83
Section 6.04   Waiver of Past Defaults........................................83
Section 6.05   Control by Majority............................................83
Section 6.06   Limitation on Suits............................................83
Section 6.07   Rights of Holders of Notes to Receive Payment..................84
Section 6.08   Collection Suit by Trustee.....................................84
Section 6.09   Trustee May File Proofs of Claim...............................84
Section 6.10   Priorities.....................................................85
Section 6.11   Undertaking for Costs..........................................85

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01   Duties of Trustee..............................................85
Section 7.02   Rights of Trustee..............................................86
Section 7.03   Individual Rights of Trustee...................................87
Section 7.04   Trustee's Disclaimer...........................................87
Section 7.05   Notice of Defaults.............................................87
Section 7.06   Reports by Trustee to Holders of the Notes.....................87
Section 7.07   Compensation and Indemnity.....................................88
Section 7.08   Replacement of Trustee.........................................88
Section 7.09   Successor Trustee by Merger, etc...............................89
Section 7.10   Eligibility; Disqualification..................................89
Section 7.11   Preferential Collection of Claims Against Company..............90

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.......90
Section 8.02   Legal Defeasance and Discharge.................................90
Section 8.03   Covenant Defeasance............................................91
Section 8.04   Conditions to Legal or Covenant Defeasance.....................91
Section 8.05   Deposited Money and Government Securities to be Held
               in Trust; Other Miscellaneous Provisions.......................92
Section 8.06   Repayment to the Company.......................................93
Section 8.07   Reinstatement..................................................93

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes............................93
Section 9.02   With Consent of Holders of Notes...............................94
Section 9.03   Compliance with Trust Indenture Act............................96
Section 9.04   Revocation and Effect of Consents..............................96
Section 9.05   Notation on or Exchange of Notes...............................96
Section 9.06   Trustee to Sign Amendments, etc................................97

                                   ARTICLE 10.
                                 NOTE GUARANTEES

Section 10.01  Guarantee......................................................97
Section 10.02  Limitation on Guarantor Liability..............................98
Section 10.03  Execution and Delivery of Note Guarantee.......................98
Section 10.04  Guarantors May Consolidate, etc., on Certain Terms.............99
Section 10.05  Releases of Guarantees.........................................99

                                   ARTICLE 11.
                              RANKING OF NOTE LIENS

Section 11.01  Agreement for the Benefit of Holders of Priority
               and Parity Liens..............................................100
Section 11.02  Lien Sharing with Parity Liens................................101
Section 11.03  Amendment; Waiver.............................................103
Section 11.04  Notes, Note Guarantees and other Note Obligations not Subordinated..............................................103
Section 11.05  NGL Assets....................................................103

                                   ARTICLE 12.
                             COLLATERAL AND SECURITY

Section 12.01  Security Documents............................................104
Section 12.02  Collateral Trustee............................................104
Section 12.03  Authorization of Actions to Be Taken..........................105
Section 12.04  Release of Note Liens.........................................106
Section 12.05  Filing, Recording and Opinions................................107
Section 12.06  Compensation and Indemnity....................................108

                                   ARTICLE 13.
                           SATISFACTION AND DISCHARGE

Section 13.01  Satisfaction and Discharge....................................109

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Section 13.02  Application of Trust Money....................................110

                                   ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01  Trust Indenture Act Controls..................................110
Section 14.02  Notices.......................................................110
Section 14.03  Communication by Holders of Notes with Other Holders of Notes......................................................111
Section 14.04  Certificate and Opinion as to Conditions Precedent............112
Section 14.05  Statements Required in Certificate or Opinion.................112
Section 14.06  Rules by Trustee and Agents...................................112
Section 14.07  No Personal Liability of Directors, Officers, Employees
               and Stockholders..............................................112
Section 14.08  Governing Law.................................................113
Section 14.09  No Adverse Interpretation of Other Agreements.................113
Section 14.10  Successors....................................................113
Section 14.11  Severability..................................................113
Section 14.12  Counterpart Originals.........................................113
Section 14.13  Table of Contents, Headings, etc..............................113

                                    SCHEDULES

Schedule I   Guarantors
Schedule II  Mortgages
                                    EXHIBITS

Exhibit A1   FORM OF SERIES A NOTE
Exhibit A2   FORM OF SERIES B NOTE
Exhibit A3   FORM OF SERIES C NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTE GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of August 11, 2003 among Dynegy Holdings Inc., a Delaware corporation, the Guarantors (as defined), Wilmington Trust Company, as trustee (the "Trustee") and Wells Fargo Bank Minnesota, N.A., as collateral trustee (the "Collateral Trustee").

     The Company , the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Second Priority Senior Secured Floating Rate Notes due 2008 (the "Series A Notes"), the 9.875% Second Priority Senior Secured Notes due 2010 (the "Series B Notes") and the 10.125% Second Priority Senior Secured Notes due 2013 (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions.

     "144A Global Note" means a Global Note substantially in the form of the applicable Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "ACH Obligations" means any and all obligations of the Company or any of its Subsidiaries owing to any lender under the Credit Agreement or any Affiliate of any lender under the Credit Agreement under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or automated clearing house agreements, and all overdrafts on any account which the Company or any of its Subsidiaries maintains with any lender under the Credit Agreement or any Affiliate of any lender under the Credit Agreement.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Notes" means an unlimited aggregate principal amount of Notes (other than the Initial Notes) of any series issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series, as the case may be, as the Initial Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Affiliate Guarantors" means:

          (1) Dynegy and BG Holdings, Inc., as the direct parent entities of the Company; and

          (2)  Illinova and the following of its Restricted Subsidiaries:
     Illinova Energy Partners, Inc.; Illinova Generating Company; IGC Grimes County, Inc.; IGC Grimes Frontier, Inc.; IPG Ferndale, Inc.; IPG Paris, Inc.; and Charter Oak (Paris), Inc., in each case, as Affiliates of the Company, and their respective successors and assigns.

     "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "Alpha Facility" means that certain Amended and Restated Performance Agreement, effective as of March 27, 2001 (as amended and in effect from time to time, the "Alpha Guaranty"), entered into by the Company in favor of ABG Gas Supply, L.L.C. pursuant to which the Company guaranteed the obligations of (1) DMT Supply LP under that certain Amended and Restated Natural Gas Purchase Agreement dated as of March 27, 2001 and (2) Dynegy Marketing & Trade under that certain Nomination Agreement dated as of March 27, 2001 each as amended, related, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time (the Alpha Guaranty and the documents referred to in clauses (1) and (2) are collectively referred to as the "Alpha Facility").

     "Applicable Eurodollar Rate" means, for each quarterly period during which any Series A Note is outstanding subsequent to the initial quarterly period, 650 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof), equal to the British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information services as of 11:00 a.m. (London time) two Business Days immediately prior to the first day of such quarterly period; provided that, if no British Bankers' Association LIBOR rate is available to the Company, the Applicable Eurodollar Rate for the relevant quarterly period shall instead be the rate at which Credit Suisse First Boston LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two Business Days immediately prior to the first day of such quarterly period, in amounts equal to $1.0 million. The quarterly periods referred to in this definition shall commence on January 15, April 15, July 15 and October 15 of each year; provided that the Applicable Eurodollar Rate for the initial quarterly period commencing upon original issuance of the Series A Notes shall be determined pursuant to this definition on the date that is two Business Days immediately prior to the date of this Indenture. Notwithstanding the foregoing, the Company may delegate the determination of the Applicable Eurodollar Rate to any Calculation Agent pursuant to Section 2.03 hereof.

     "Applicable Premium for Series A Notes" means, with respect to any Series A Note on any redemption date, the greater of:

          (1)  1.0% of the principal amount of the Note; or

          (2)  the excess of:

     (a) the present value at such redemption date of (i) the redemption price of the Note at July 15, 2006 set forth in Section 3.07(a)(3) plus (ii) all required interest payments due on the Note through July 15, 2006 based on the Applicable Eurodollar Rate then in effect, (excluding accrued but unpaid interest to the redemption date) computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

     (b)  the principal amount of the Note, if greater.

     "Applicable Premium for Series B Notes" means, with respect to any Series B Note on any redemption date, the greater of:

          (1)  1.0% of the principal amount of the Note; or

          (2)  the excess of:

     (a) the present value at such redemption date of (i) the redemption price of the Note at July 15, 2007 set forth in Section 3.07(b)(3) plus (ii) all required interest payments due on the Note through July 15, 2007 (excluding accrued but unpaid interest to the redemption date) computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

     (b)  the principal amount of the note, if greater.

     "Applicable Premium for Series C Notes" means, with respect to any Series C Note on any redemption date, the greater of:

          (1)  1.0% of the principal amount of the Note; or

          (2)  the excess of:

     (a) the present value at such redemption date of (i) the redemption price of the Note at July 15, 2008 set forth in Section 3.07 (c)(3) plus (ii) all required interest payments due on the Note through July 15, 2008 (excluding accrued but unpaid interest to the redemption date) computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

     (b)  the principal amount of the Note, if greater.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.15 and/or
     Section 5.01 hereof; and

          (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

          (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

          (2) a transfer of assets between or among the Company and any of its Restricted Subsidiaries,

          (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company (including any Person that becomes a Restricted Subsidiary of the Company in connection with such transaction);

          (4) (a) the sale or lease of products, services or accounts receivable in the ordinary course of business, (b) any sale or other disposition of surplus, damaged, worn-out or obsolete assets or property (including, without limitation, inventory, immaterial assets and property no longer commercially viable to maintain and operate) in the ordinary course of business and (c) the granting of any option or other right to purchase, or otherwise acquire property in the ordinary course of business;

          (5) the sale or disposition by Dynegy and its Restricted Subsidiaries of assets in connection with (a) the termination, amendment or restructuring of any tolling agreement and (b) dispositions of property in connection with settlement of any Litigation, in the case of both clause
     (a) and (b), for reasonably equivalent value, as determined by Dynegy or such Restricted Subsidiary;

          (6) the sale or disposition by Dynegy and its Restricted Subsidiaries of assets in connection with any Discontinued Business Operations of Dynegy and its Restricted Subsidiaries so long as such disposition is for reasonably equivalent value, as determined by Dynegy or such Restricted Subsidiary;

          (7) sales or dispositions resulting from the bona fide exercise by a governmental authority of its claimed or actual power of eminent domain or dispositions otherwise required by applicable law that would not materially adversely effect Dynegy and its Restricted Subsidiaries, taken as a whole;

          (8) dispositions of property subject to a Permitted Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder's claim or a realization upon any Lien permitted pursuant to this Indenture;

          (9)  the sale or other disposition of cash or Cash Equivalents; and

          (10) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of "Capital Lease Obligation."

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership;

          (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Board Resolution" means a resolution duly adopted by the Company's Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Company's Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Capital Stock" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "Cash Collateral Account" means a deposit account at all times under the sole dominion and control of the Collateral Trustee (acting on its own or through its agent) that is being held by the Collateral Trustee or such agent for the benefit of the holders of Secured Debt.

     "Cash Equivalents" means:

          (1)  United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit, demand deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Clearstream" means Clearstream Banking, S.A.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dynegy and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than Chevron or a Related Party of Chevron;

          (2) the adoption of a plan relating to the liquidation or dissolution of Dynegy or the Company other than (a) the consolidation with, merger into or transfer of all or part of the properties and assets of any Restricted Subsidiary of Dynegy to Dynegy, (b) the consolidation with, merger into or transfer of all or part of the properties and assets of any Restricted Subsidiary of the Company to the Company and (c) the merger of Dynegy with an Affiliate solely for the purpose of reincorporating Dynegy or reforming Dynegy in another jurisdiction or (d) the merger of the Company with an Affiliate solely for the purpose of reincorporating the Company or reforming the Company in another jurisdiction;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Chevron and its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Dynegy, measured by voting power rather than number of shares;

          (4) Dynegy consolidates with, or merges with or into, any Person other than Chevron or a Related Party of Chevron, or any Person other than Chevron or a Related Party of Chevron consolidates with, or merges with or into, Dynegy, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Dynegy or such other Person other than Chevron or a Related Party of Chevron is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Dynegy outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

          (5) the first day on which Dynegy ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of the Company.

     "Chevron" means Chevron U.S.A., Inc., a Pennsylvania corporation.

     "CoGen Lyondell Facility" means that certain Participation Agreement, dated August 7, 2000, among CoGen Lyondell, Inc. as the lessee, the Company, as guarantor, Operating Lessor Limited Company, as the lessor, Four Winds Funding Corp., as tranche A lender, tranche B lender and conduit, the certificate holders and the liquidity banks party thereto, and Commerzbank AG, New York Branch, as administrative agent and lease arranger, together with the operative documents referred to therein, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

     "Collateral" has the meaning assigned to it in the Security Documents.

     "Collateral Trustee" means (i) the party named as such in the preamble to this Indenture until a successor replaces it in accordance with Article 12 of this Indenture and thereafter means the successor serving hereunder, in such Person's capacity as the holder of Liens granted to it pursuant to the Security Documents and any successor in such capacity and (ii) after transfer of the Note Liens to the Joint Collateral Agent pursuant to Section 12.02, the Joint Collateral Agent.

     "Company" means Dynegy Holdings Inc. and any and all successors thereto.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with (a) an Asset Sale, (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or (c) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) charges associated with fees and expenses, including professional fees, incurred prior to the date of this Indenture in connection with the modification or preparation in connection therewith of Indebtedness of the Company that occurred prior to the date of this Indenture, to the extent such charges were deducted in computing Consolidated Net Income; plus

          (6) the upfront costs of any Hedging Obligations paid prior to the date of this Indenture, to the extent such costs were deducted in computing Consolidated Net Income; minus

          (7) non-cash items (including, without limitation, the gains realized upon the repurchase and retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries), increasing such Consolidated Net Income for such period, other than an accrual of revenue or the reversal of an accrued expense, in each case in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Assets" means total assets minus total liabilities, in each case as reported on the consolidated balance sheet of the Company prepared in accordance with GAAP for the most recent fiscal quarter for which financial statements are publicly available.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions (including intercompany payments) paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that Net Income shall not be excluded pursuant to this clause (2) solely by reason of a restriction contained in any of the Subsidiary Facilities as the same are in effect on the date of this Indenture;

          (3) the cumulative effect of a change in accounting principles shall be excluded;

          (4) cash received or paid during such period related to mark-to-market activities shall be included, but all non-cash mark-to-market earnings or losses shall be excluded; and

          (5) any losses realized by the Company or any of its Restricted Subsidiaries resulting from the settlement of any tolling and related agreements to which the Company or any of its Restricted Subsidiaries is a party as of the date of this Indenture shall be excluded, and the losses or gains recognized with respect to settled tolling and related agreements during the twelve-month period immediately preceding the settlement of such tolling and related agreements also shall be excluded; provided that with respect to any tolling and related agreements accounted for by using mark-to-market, losses and gains shall be measured in terms of cash paid or received pursuant to clause (4) of this definition.

     "Convertible Debentures" means up to $225.0 million in aggregate principal amount of the 4.75% Convertible Subordinated Debentures due 2023 of Dynegy that may be issued concurrently with, or within 30 days following, the issuance of the Initial Notes.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means that certain Credit Agreement, dated as of April 1, 2003, by and among the Company, as Borrower, Dynegy, as Parent Guarantor, the other guarantors thereunder and Citibank, N.A. and Bank of America, N.A., as Administrative Agents and the other lenders thereunder, providing for up to $1,100.0 million of revolving credit, $200.0 million of Term A Loan borrowings (all of which shall be repaid with the net proceeds of the Initial Notes), and $360.0 million of Term B Loan borrowings (all or a portion of which may be repaid with the net proceeds of the Initial Notes), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

     "Credit Agreement Agent" means at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under the Credit Agreement or any other representative of the lenders then most recently designated by a majority of the lenders, in a written notice delivered to the Trustee and the Collateral Trustee, as the Credit Agreement Agent for the purposes of this Indenture.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, margin account facilities or overdraft facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), lines of credit, margin accounts, overdraft lines or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including increasing the amount of available borrowings thereunder and also including by means of sales of debt securities to investors) in whole or in part from time to time.

     "CUSIP" means a security identification number applicable to any of the Global Notes (or beneficial interests therein) that identifies the series of such Notes (including any subdivisions thereof in recognition of restrictions that may be applicable to such Notes), determined in accordance with numbering system established by the Committee on Uniform Security Identification Procedures and as administered by S&P.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of the applicable Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Discharge of Parity Lien Debt" means termination of all commitments to extend credit or purchase debt securities that would constitute Parity Lien Debt and payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt and all other Parity Lien Obligations that are due and payable at the time the Parity Lien Debt is paid in full in cash.

     "Discontinued Business Operations" means, with respect to any Person, the results of operations and any charges, fees, penalties, costs or impairments associated with (a) lines of business or assets that were wound down, discontinued or disposed of, or were under contract to be disposed of by such Person or any of its Subsidiaries, including (to the extent applicable to such Person) those associated with Dynegy Global Liquids, Inc., Northern Natural Gas Company, NNGC Holding Company, Inc., MCTJ Holding Co. LLC, Dynegy Onshore Processing UK Limited, Dynegy Storage Limited, Dynegy Offshore UK Limited, Dynegy Canada Gas Marketing Ltd. and Dynegy Global Communications, Inc. and their respective Subsidiaries, (b) lines of business or assets that are wound down, discontinued or disposed of in connection with the customer risk management business segment, third party risk management transactions or those (to the extent applicable to such Person) associated with Dynegy Global Communications and its respective Subsidiaries or (c) any tolling agreement, including the termination, disposal or restructuring thereof.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless either (1) such repurchase or redemption complies with Section 4.07 hereof or (2) the issuer of such Capital Stock, to the extent required, has first complied with Section 4.10 hereof or Section 4.15 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     "DNE Guarantees" means (a) the Guaranty dated as of May 1, 2001 made by the Company in respect of certain obligations of Dynegy Danskammer, L.L.C. and (b) the Guaranty dated as of May 1, 2001 made by the Company in respect of certain obligations of Dynegy Roseton, L.L.C.

     "Domestic Subsidiary" means any Subsidiary of any Person that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any other Indebtedness of such Person.

     "DYN Notes" means $225.0 million in aggregate principal amount of Dynegy's Junior Subordinated Notes due 2016 together with any additional DYN Notes issued from time to time as payable-in-kind interest thereon.

     "DYN Preferred" means Dynegy's Series C Convertible Preferred Stock issued in connection with the Series B Restructuring Transaction, substantially on the terms set forth in the Exchange Agreement dated July 28, 2003 between Dynegy and Chevron, as amended, modified or replaced on terms no less favorable to the Holders of the Notes.

     "Dynegy" means Dynegy Inc., an Illinois corporation, together with its successors and permitted assigns hereunder, which owns, directly or indirectly, 100% of the Capital Stock of each of the Company and Illinova.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" means:

          (1) any Collateral constituting property that is the subject of or relating to any contract, agreement or other document to which any Guarantor is a party on the date of this Indenture or any similar contract, agreement or other document entered into by such Guarantor after the date of this Indenture shall, in each case, be excluded from the Lien created by such Guarantor under the Security Documents to the extent (but only to the extent) that the assignment thereof, or the creation of a Lien thereon, would constitute a breach of the terms of such contract, agreement or other document, or would cause a default or event of default under the terms of such contract, agreement or other document, or would permit any party to such contract, agreement or other document to terminate any material contract right arising under any such contract agreement or other document or to exercise any put, call, right of refusal, purchase option or other similar right, or would permit any party to such contract, agreement or other document to terminate such contract, agreement or other document; provided, however, that any such Collateral shall automatically cease to be excluded at such time as (x) the prohibition of assignment or of the creation of a Lien with respect to such Collateral is no longer in effect or is rendered ineffective as a matter of law or (y) the applicable Guarantor has obtained the consent of the other parties to such agreement to the assignment of, or creation of a Lien with respect to, such Collateral (which consent such Guarantor shall not be required to obtain hereunder, except upon a request of the Collateral Trustee after the occurrence and during the continuance of an event of default under this Indenture) or (z) the breach, default, event of default or any other conditions otherwise giving rise to the exclusion of such property under this clause (1) shall cease to exist;

          (2) any contract, agreement or other document (and any contract rights arising thereunder) to which any of the Guarantors is a party on the date of this Indenture and any similar contract or agreement entered into by any Guarantor after the date of this Indenture, in each case, shall be excluded from the Lien granted by such Guarantor under the Security Documents to the extent (but only to the extent) that the assignment thereof, or the creation of a Lien thereon, would constitute a breach of the terms of such contract, agreement or other document to which any of the Guarantors may now or hereafter be a party or to which any Guarantor may now or hereafter be subject, or would cause a default or event of default under the terms of such contract, agreement or other document, or would permit any party to such contract, agreement or other document to terminate any material contract right arising under any such contract agreement or other document or to exercise any put, call, right of refusal, purchase option or other similar right, or would permit any party to such contract, agreement or other document to terminate such contract, agreement or other document (all such contracts, agreements and other documents being the "Excluded Agreements"); provided, however, that (x) except as set forth in clause (4) below, the exclusion from the Lien granted by such Guarantor hereunder of any contract rights of any of the Guarantors under one or more of the Excluded Agreements shall not limit, restrict or impair the grant by such Guarantor of the Lien on any accounts or receivables arising under any such Excluded Agreement or any payments due or to become due thereunder, and (y) any of the Excluded Agreements shall automatically cease to be excluded at such time as, (A) the prohibition of assignment or of the creation of a Lien with respect to such agreement is no longer in effect or is rendered ineffective as a matter of law or (B) the applicable Guarantor has obtained the consent of the other parties to such agreement to the assignment of, or creation of a Lien with respect to, the contract rights of such Guarantor thereunder (which consent such Guarantor shall not be required to obtain hereunder, except upon a request of the Collateral Trustee after the occurrence and during the continuance of an event of default under this Indenture);

          (3) any license, permit or authorization from any governmental authority in favor of any Guarantor shall be excluded from the Lien granted by such Guarantor under the Security Documents to the extent (but only to the extent) that the assignment thereof or the creation of a Lien thereon would constitute a breach of or a default or event of default under the terms of such license, permit or authorization or would require any separate license, permit or authorization or would otherwise terminate such license, permit or authorization (all of the licenses, permits and authorizations referred to herein being the "Excluded Authorizations"); provided, however, that any of the Excluded Authorizations shall cease to be excluded at such time as (x) the prohibition of assignment or of the creation of a Lien with respect to such license, permit or authorization is no longer in effect or is rendered ineffective as a matter of law or (y) the applicable Guarantor has obtained the consent of the applicable governmental authority to the assignment of, or creation of a Lien with respect to, such license, permit or authorization of such Guarantor (which consent such Guarantor shall not be required to obtain hereunder, except upon a request of the Collateral Trustee after the occurrence and during the continuance of an Event of Default under this Indenture);

          (4) any Permitted Collateral of any Guarantor from time to time pledged, assigned, conveyed or transferred, or against which any right of set-off is granted or in which a Lien is granted, by such Guarantor under any Permitted Contracts or Netting Agreements shall be excluded from the Lien granted by such Guarantor under the Security Documents; to the extent any such Lien is deemed to be granted pursuant to this Agreement in such Permitted Collateral hereunder notwithstanding the exclusion contemplated hereby, such Lien shall ipso facto immediately and automatically terminate, without any further action by any Person, upon any such pledge, assignment, conveyance, transfer, grant of such right of set-off or grant of such Lien, provided, however, that any such Permitted Collateral shall cease to be excluded at such time as (x) the Permitted Contracts or Netting Agreements, as the case may be, related thereto is terminated and the setoff rights, Lien granted in such Permitted Collateral are terminated or (y) the applicable Guarantor has obtained the consent of the applicable counterparty to such Permitted Contracts or Netting Agreements to the assignment of, or creation of a Lien in such

     Permitted Collateral hereunder (which consent such Guarantor shall not be required to obtain hereunder, except upon a request of the Collateral Trustees after the occurrence and during the continuance of an Event of Default under this Indenture);

          (5) as to each Guarantor, any outstanding voting stock of any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto), except for voting stock consisting of no more than 66% of the outstanding voting stock of such entity ("Excluded Equity");

          (6) any property or accounts (including without limitation, coal, power, energy, other energy related products, natural gas, natural gas liquids, condensate, and sulfur, and including any other products resulting from generating, gas gathering, processing, fractionating and refining, marketed by any Guarantor on behalf of third parties and the proceeds derived therefrom pursuant to processing agreements and/or marketing arrangements), to the extent (but only to the extent) that any Guarantor manages, maintains or markets such property on behalf of a third party, including, without limitation, any Collateral maintained, managed or marketed by any Guarantor for a joint venture in which third parties participate or on behalf of third parties;

          (7) any policy of insurance, provided, however, that proceeds of insurance shall be included as Collateral to the extent the Lien granted hereby in the goods covered by such insurance would continue in accordance with Section 9-315 of the UCC; and

          (8) the shares of Capital Stock or such other Equity Interests of (a) Illinois Power and Dynegy Global Communications, Inc. and their respective subsidiaries, (b) non-Domestic Subsidiaries and Immaterial Subsidiaries and
     (c) Subsidiaries whose ownership interests may not be pledged due to existing contractual or legal restrictions;

provided, however, that any proceeds received by any Guarantor from the sale, transfer or other disposition of Excluded Assets, Excluded Authorizations, Excluded Agreements, Excluded Equity and any other property excluded under clauses (1) through (8) above shall constitute Collateral unless any assets or property constituting such proceeds are themselves subject to the exclusions set forth in clauses (1) through (8) above.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Subsidiary Facilities) in existence on the date of this Indenture, until such amounts are repaid (other than repayment in connection with the incurrence of Permitted Refinancing Indebtedness with respect thereto).

     "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Person required to make such determination (unless otherwise provided in this Indenture).

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge

Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4) any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5) any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or investment, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs (but excluding (a) amortization of debt issuance costs related to Indebtedness and (b) charges associated with fees and expenses, including professional fees, in connection with the modification of any Indebtedness of the Company or any of its Restricted Subsidiaries, in each case incurred on or prior to the date of this Indenture) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (B) (x) in the case of trust preferred dividend payments, one and (y) in the case of all other preferred dividend payments, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

          (5) the upfront costs of any Hedging Obligations paid prior to the date of this Indenture.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of the applicable Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     "Guarantors" means the Subsidiary Guarantors and the Affiliate Guarantors.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices. "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means a Global Note substantially in the form of the applicable Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold or resold to Institutional Accredited Investors.

     "Illinois Power" means Illinois Power Company, an Illinois corporation and wholly-owned Subsidiary of Illinova, together with its successors and permitted assigns hereunder.

     "Illinova" means Illinova Corporation, an Illinois corporation and wholly-owned Subsidiary of Dynegy, together with its successors and permitted assigns hereunder.

     "Illinova Asset Sale" means an Asset Sale of the Capital Stock of, or all or substantially all of the assets of, Illinova or Illinois Power.

     "Illinova Senior Notes" means the 7 1/8% senior notes due 2004 issued by Illinova under that certain indenture dated as of February 1, 1997 between Illinova and the First National Bank of Chicago, as trustee, issued in an aggregate principal amount of $100 million.

     "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any other Indebtedness of the Company.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)  in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  in respect of banker's acceptances;

          (4) representing Capital Lease Obligations or Attributable Debt in respect of Sale and Leaseback Transactions;

          (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means the first $225.0 million in aggregate principal amount of Series A Notes, first $525.0 million in aggregate principal amount of Series B Notes and first $700.0 million in aggregate principal amount of Series C Notes, in each case issued under this Indenture on the date hereof.

     "Initial Purchasers" means Credit Suisse First Boston LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Lehman Brothers Inc., J.P.Morgan Securities Inc., Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Credit Lyonnais Securities (USA) Inc., Deutsche Bank Securities Inc., SG Cowen Securities Corporation and TD Securities (USA) Inc.

     "Insolvency or Liquidation Proceeding" means:

          (1) any case commenced by or against the Company or any other Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

          (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

          (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Intercreditor Agreement" means that certain agreement dated as of August 11, 2003 among Wilmington Trust Company, as First Priority Corporate Trustee, John M. Beeson, Jr., as First Priority Individual Trustee, Bank One, NA (Main Office Chicago), as First Priority Collateral Agent, Wells Fargo

Bank Minnesota, N.A., as Second Priority Collateral Trustee, Dynegy Holdings Inc. as a Grantor and other parties referred to therein as Grantors.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or Illinova or any of their respective Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company or Illinova, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company or Illinova, as the case may be, then the Company or Illinova shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's or Illinova's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07(b) hereof. The acquisition by the Company or Illinova or any of their respective Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company, Illinova or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07(b) hereof. Except as otherwise provided in this Indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

     "IP Intercompany Note" means that certain promissory note, of approximately $2,262.1 million in principal amount, dated as of September 30, 2000, made by Dynegy to Illinova, as payee, as in effect on the date of this Indenture as renewed, refunded, replaced, restructured or refinanced; provided that such note is between Dynegy and Illinova at all times.

     "Joint Collateral Agent" means a bank or trust company that:

          (1)  is authorized to exercise corporate trust powers;

          (2)  is reasonably satisfactory to the Trustee; and

          (3) has been appointed by the Company and has agreed, pursuant to a Joint Collateral Agent Undertaking, to act as collateral agent for the equal and ratable benefit of all present and future holders of Notes and Parity Lien Debt, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and Parity Lien Obligations, in its capacity as such collateral agent, and any successor in such capacity.

     "Joint Collateral Agent Undertaking" means a declaration of trust for a collateral trust, a collateral trust agreement or a collateral agency agreement executed and delivered by the Company and the Joint Collateral Agent on customary terms reasonably satisfactory to the Trustee.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Wilmington, Delaware (for so long as the Company maintains an office or agency in such location, or alternatively, in the City of New York, if at such time the Company maintains an office or agency in the Borough of Manhattan, the City of New York) or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind that, in each case, has the practical effect of creating a security interest in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Litigation" means any litigation (1) disclosed in the Offering Circular dated August 1, 2003 prepared in connection with the offering of the Initial Notes including the financial statements included therein, or (2) relating or ancillary to or arising from the same subject matter.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

provided that with respect to the Company, Net Income shall be calculated to include the aggregate amount of all distributions made pursuant to clauses (11) and (12) of Section 4.07(b) hereof as if such distributions were interest expense of the Company recorded as of the dates that each such distribution was made.

     "Net Proceeds" means the aggregate cash proceeds received by Dynegy or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions, any tax sharing arrangements and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP. In the case of any non-wholly owned Restricted Subsidiary of the Company, "Net Proceeds" shall be net of any payments required to be made to any minority interest holder in such Restricted Subsidiary that is not a Restricted Subsidiary of the Company from the proceeds of any Asset Sales by such Restricted Subsidiary.

     "Netting Agreement" means a Netting Agreement, master Netting Agreement or other similar document having the same effect as a Netting Agreement or master Netting Agreement and, as applicable, any collateral annex, security agreement, or other similar document related to any master Netting Agreement (in each case entered into in the ordinary course of business) or any Permitted Contract.

     "NGL Assets" means, in accordance with the definition of "Principal Property" contained in the 1996 Indenture and the DNE Guarantees, any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant (excluding any such property that in the good faith opinion of the Company's Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole) and any equity interests or indebtedness of any Person which owns any of the foregoing.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (B) is directly or indirectly liable as a guarantor or otherwise, or (C) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Documents" means this Indenture, each Sharing Confirmation, the Notes, the Note Guarantees and the Security Documents.

     "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

     "Note Lien" means, to the extent securing Note Obligations, a Lien granted by a Security Document as security for Note Obligations or, if held by the Joint Collateral Agent, as security for Note Obligations and Parity Lien Obligations.

     "Note Lien Assignment" means an instrument reasonably satisfactory to the Trustee assigning to the Joint Collateral Agent, without recourse and without any representation, warranty or liability whatsoever, the Note Liens and all rights, interests, powers and benefits of the Collateral Trustee under the Security Documents.

     "Note Obligations" means the Notes, the Note Guarantees and all other Obligations of any Obligor under the Note Documents.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes of any series and the Additional Notes of the same series shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Obligor" means the Company, each of the Subsidiary Guarantors, each of the Affiliate Guarantors and any other Person that at any time guarantees or provides collateral security or credit support for any of the Notes (including any Additional Notes issued hereunder) and all other Obligations of the Company and any Guarantor under this Indenture, the Notes (including any Additional Notes issued hereunder) and the Security Documents.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, assistant treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 14.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to the Company, any Guarantor or the Trustee.

     "Parents" means Dynegy and BG Holdings, Inc. and their successors and assigns.

     "Parity Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Parity Lien Obligations.

     "Parity Lien Debt" means:

     (1)  the Notes; and

     (2) any other Indebtedness (including Additional Notes) that (A) is permitted to be incurred pursuant to Section 4.09 hereof; or (B) is permitted to be secured by Parity Liens by clauses (2) or (3) of the definition of Permitted Liens; provided, in the case of each issue or series of Indebtedness referred to in this clause (2), that:

          (A) on or before the date on which such Indebtedness was incurred by the Company such Indebtedness is designated by the Company, in an Officers' Certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Parity Lien Debt for the purposes of this Indenture and the Intercreditor Agreement;

          (B) such Indebtedness is governed by an indenture or other agreement that includes a Sharing Confirmation; and

          (C) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied,

(and the satisfaction of such requirements and the other provisions of this clause (2) shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Trustee's Liens on the Collateral, if the Company delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is Parity Lien Debt, together with an Opinion of Counsel stating that such Officers' Certificate has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered, and the holders of such Indebtedness and Obligations in respect thereof shall be entitled to rely conclusively thereon).

     "Parity Lien Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

     "Parity Debt Representative" means:

          (1)  in the case of the Notes, the Trustee; or

          (2) in the case of any other Series of Parity Lien Debt, the Trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the Security Documents) pursuant to this Indenture or other agreement governing such Series of Parity Lien Debt.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Business" means the business substantially similar to the lines of business conducted by the Company and its Restricted Subsidiaries as of the date of this Indenture or any business or activity that is reasonably related, ancillary or complementary thereto or a reasonable extension, development or expansion thereof.

     "Permitted Collateral" means any of the following property: (1) receivables (together with general intangibles, and payment intangibles related thereto or arising therefrom and all proceeds and products of any of the foregoing), (2) cash and short-term investments, and (3) all dividends, interest, distributions, and other proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing.

     "Permitted Contract" means (1) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (a) natural gas, (b) electricity, (c) coal, (d) petroleum-based liquids, (e) oil, (f) emissions, (g) waste byproducts, (h) weather, or (i) any other energy-related commodity or derivative; (2) any contracts or transactions for the processing, transmission, transportation, or storage of, or any other services related to any commodity identified in subparts (1)(a) through (i) above, including any capacity agreement; (3) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1)(a) through (i) above, or to any interest rate or currency rate management activities; (4) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any Netting Agreement or any agreement described in this definition; (5) any agreement combining part or all of a Netting Agreement or part or all of any of the agreements described in this definition; or (6) any document relating to any agreement described in this definition that is filed with a governmental body and any related service agreements.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a)  such Person becomes a Restricted Subsidiary of the Company;
          or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) any Investments received (a) in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including (i) obligations of financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (b) in compromise or resolution of litigation, arbitration or other disputes, or
     (c) on account of any claim against, or an interest in, any other Person
     (i) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (ii) as a result of a bona fide foreclosure by the Company or any of its Restricted Subsidiaries with respect to any claim against any other Person;

          (7)  Investments represented by Hedging Obligations;

          (8) any Investment consisting of extensions of credit including, without limitation, accounts receivables or notes receivables owing to the Company or any of its Restricted Subsidiaries arising from the grant of trade credit or prepayments or similar transactions, if created or acquired in the ordinary course of business;

          (9)  any Investment existing on the date of this Indenture;

          (10) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business;

          (11) Investments in Affiliates of the Company resulting from the drawings under, or renewals or extensions of, letters of credit, surety bonds, guarantees, or performance bonds supporting obligations of such Affiliates, and Investments in Subsidiaries of the Company to cash collateralize obligations supported by such letters of credit, bonds or guarantees if they expire or are cancelled undrawn to be made by the Company or any of its Subsidiaries in order to avoid a default pursuant to contracts or agreements;

          (12) Investments made in connection with any Discontinued Business Operations or Litigation so long as (a) in the case of any Discontinued Business Operations other than as described in clause (b) below, the aggregate amount of such Investments shall not exceed $30.0 million since the date of this Indenture and (b) in the case of tolling agreements, Litigation or the wind-down, settlement or disposition of third party risk management transactions, (i) the Company or its Subsidiaries shall have received reasonably equivalent value for such Investment, or (ii) (in the case of tolling agreements) the liabilities, if any, in respect of such Investment shall not be any greater than the liabilities associated with the applicable tolling agreement;

          (13) Investments in any (a) Person in which the Company or any of its Subsidiaries, directly or indirectly, owns Equity Interests, to provide for the operation, maintenance or working capital of such Person or pursuant to contractually required capital commitments, or (b) Proportionally Consolidated Interests resulting from variances from prior periods in the volume of natural gas processed or the volumes of natural gas liquids produced pursuant to applicable construction and operation agreements, in the case of clauses (a) and (b) above on a combined basis in an aggregate amount not to exceed $20.0 million in any calendar year;

          (14) Investments in Proportionally Consolidated Interests consisting of the payment of the proportional share of operating expenses through joint interest billings pursuant to applicable construction and operating agreements;

          (15) any Guarantees permitted to be incurred under this Indenture;

          (16) Investments in CoGen Lyondell, Inc. or DGPI Inc. consisting of loans or advances in the ordinary course of business consistent with past practices relating to CoGen Lyondell, Inc. and DGPI Inc.;

          (17) Investments (or distributions to allow Illinois Power to make such payments) made by the Company or any or its Restricted Subsidiaries in satisfaction of the obligations of Illinois Power pursuant to the Tilton Lease, in an aggregate amount, in the case of the Purchase Amount, not to exceed $81 million (a) plus accrued rent, break costs (if applicable) and similar amounts and (b) less any amounts outstanding pursuant to clause
     (16) of Section 4.09(b) hereof; and

          (18) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed $20.0 million incurred in any calendar year.

     "Permitted Liens" means:

          (1) Priority Liens securing Indebtedness under one or more Credit Facilities that was permitted by the terms of this Indenture to be incurred and/or securing Hedging Obligations related thereto and/or ACH Obligations, in an aggregate principal amount at any time outstanding not to exceed the Priority Lien Cap as of the date of incurrence thereof;

          (2) Parity Liens and other Liens securing Indebtedness and related Obligations (but excluding Priority Liens) not otherwise permitted by this definition having an aggregate principal amount not to exceed:

               (a) the greater of (x) $1.5 billion or (y) the gross proceeds from the Initial Notes, plus

               (b) 10% of Consolidated Net Assets of the Company as of the date of incurrence thereof; plus

               (c) an amount equal to the aggregate amount of additional Indebtedness that could be secured by Priority Liens under the Priority Lien Cap as of the date of determination; provided that any Parity Liens securing Indebtedness in an aggregate amount in excess of the amount permitted by clauses (a) and (b) above shall be deemed to be Priority Liens for purposes of calculating total Priority Liens at any time outstanding under the Priority Lien Cap.

          (3)  Liens in favor of the Company or the Guarantors;

          (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

          (5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that any Indebtedness secured by such Lien was not incurred in contemplation of such acquisition;

          (6) Liens to secure the performance of bids, trade contracts, leases (other than Indebtedness), public or statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (7) Liens securing judgments for the payment of money not constituting an Event of Default or securing appeal or other surety bonds related to such judgments;

          (8) Liens to secure Indebtedness (including in the Capital Lease Obligations) permitted by clause (5) of Section 4.09(b) hereof covering only the assets acquired, designed, constructed, installed or improved with or financed by such Indebtedness;

          (9)  Liens existing on the date of this Indenture;

          (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (11) Liens imposed by law, such as carriers', warehousemen's, landlord's, mechanics' materialmen's, repairmen's, employee's, lessor's, contractor's, operator's or other like Liens, in each case, incurred in the ordinary course of business;

          (12) survey exceptions, servitudes, permits, encroachments, exceptions, conditions, covenants, easements or reservations of, or restrictions or rights of others for, including, without limitation, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (13) Liens created for the benefit of (or to secure) the Notes (or Note Guarantees);

          (14) Pledges or deposits made under workers' compensation, unemployment insurance, other social security benefits, insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which such Person is a party;

          (15) Liens in respect of "true leases", and not in respect of Indebtedness, arising from Uniform Commercial Code financing statements for information purposes with respect to leases incurred in the ordinary course of business and not otherwise prohibited by this Indenture;

          (16) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

          (17) Liens arising under obligations or duties affecting any of the property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

          (18) inchoate statutory Liens arising under ERISA;

          (19) Liens (a) to secure obligations with respect to (i) contracts for commercial and trading activities in the ordinary course of business and contracts (including, without limitation, physical delivery, option (whether cash or financial), exchange, swap and future contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service, (ii) interest rate, commodity price or currency rate management contracts or derivatives, and (iii) customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases, and (b) encumbering accounts or receivables arising out of Netting Agreements and contracts or agreements relating to the generation, distribution or transmission of energy;

          (20) Liens on cash and short-term investments deposited by the Company or any of its Restricted Subsidiaries with or on behalf of brokers, credit-clearing organizations, independent system operators, regional transmission organizations, pipelines, futures contract brokers, customers, trading counterparties or any other parties, or pledged by the Company or any of its Restricted Subsidiaries to secure the Obligations of the Company or any of its Restricted Subsidiaries with respect to or arising under Permitted Contracts, Netting Agreements and letters of credit supporting Permitted Contracts and Netting Agreements;

          (21) Liens granted by Dynegy or any of its Restricted Subsidiaries on its or their rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;

          (22) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof;

          (23) Liens on cash deposits in the nature of a right of setoff, banker's lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

          (24) Liens arising out of property presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out or farm-in agreements, exploration and development agreements, and any and all other contracts or agreement (including agreements related to Proportionally Consolidated Interests) covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person, provided such agreements are entered into in the ordinary course of business and are consistent with past practices and contain terms customary for such agreements in the industry;

          (25) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by a Lien referred to in the foregoing clauses (1), (2), (3), (8), (9), (13) and
     (26); provided that (A) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, improvements and additions to such property or assets and Liens on the stock or other ownership interest in one or more Restricted Subsidiaries beneficially owning such property or assets) and (B) the amount of the Indebtedness secured by such Lien at such time is no greater than the principal amount or, if greater, the maximum commitment of such Indebtedness at the time such Lien was permitted hereunder (other than increases in an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); and

          (26) other Liens to secure Indebtedness in an aggregate amount not to exceed $50.0 million at any time outstanding.

     "Permitted Payments to Parents" means, without duplication as to amounts:

          (1) payments to the Parents to permit the Parents to pay their operating costs and expenses in the ordinary course consistent as to scope, character and amount with past practices and otherwise maintain their existence, including, without limitation, all reasonable accounting, general corporate overhead, legal and administrative expenses, directors' fees and expenses and SEC filing fees, of the Parents when due;

          (2) for so long as the Company is a member of a group filing a consolidated or combined tax return with the Parents, payments to the Parents in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries ("Tax Payments"). The Tax Payments shall not exceed the lesser of (a) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and its Subsidiaries from other taxable years and (b) the net amount of the relevant tax that the Parents actually owe to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of the Parents' receipt of such Tax Payments or refunded to the Company; and

          (3) payments by Illinova or Illinois Power, directly or indirectly, to the Parents pursuant to that certain Services & Facilities Agreement, dated as of June 27, 2000, among Dynegy, Illinois Power and the other parties thereto, providing for central management of certain services, facilities and properties, as in effect on the date of this Indenture, as amended, modified or replaced on terms no less favorable to the Holders of the Notes.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as reasonably determined by the Company and its Restricted Subsidiaries;

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (5) if incurred by the Company, such Indebtedness may be guaranteed by the Guarantors.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other agency.

     "Priority Collateral Documents" means the "Collateral Documents" (as defined in the Credit Agreement) and any other collateral documents executed in connection with the granting of security pursuant to the Credit Agreement or the other "Loan Documents" (as defined in the Credit Agreement).

     "Priority Collateral Trustees" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee), and John M. Beeson, Jr., an individual residing in the State of Minnesota, not in his individual capacity but solely as individual trustee (together with any successor individual trustee), together being trustees for the holders of Priority Lien Debt.

     "Priority Debt Agent" means the Credit Agreement Agent or any other agent for holders of Priority Lien Debt.

     "Priority Lien" means a Lien on the Collateral that secures Indebtedness on a first priority basis effectively senior to the comparable Lien securing the Notes.

     "Priority Lien Cap" means an amount equal to the Indebtedness outstanding under the Credit Agreement or any other Credit Facility in an aggregate principal amount not to exceed $2,078 million, which amount shall be permanently reduced from time to time by (1) an amount equal to the aggregate amount of all Net Proceeds from Asset Sales in excess of the first $250.0 million of such Net Proceeds that are applied by the Company or any Restricted Subsidiary since the date of this Indenture to repay any Priority Lien Debt and, if to repay any revolving credit Indebtedness thereunder, to effect a corresponding commitment reduction thereunder, in each case pursuant to clause (1) of Section 4.10 hereof; and (2) an amount equal to the aggregate amount of all repayments of principal of the Term B Loan made within 30 days from the date of this Indenture. For purposes of this definition of Priority Lien Cap, (A) any interest, penalties, premiums, fees, costs, expenses or other Obligations in respect of any Priority Lien Debt shall not be subject to the cap, (B) all letters of credit shall be valued at face amount, whether or not drawn and (C) any Indebtedness outstanding under Hedging Obligations and ACH Obligations shall be disregarded in calculating the total Priority Liens at any time outstanding. In addition, Parity Liens incurred and existing in reliance on clause (2)(c) of the definition of Permitted Liens shall be deemed to be Priority Liens for purposes of calculating the total Priority Liens at any time outstanding.

     "Priority Lien Debt" means Indebtedness under (1) the Credit Agreement, (2) the Subsidiary Facilities or (3) any other Credit Facility that is secured by a Priority Lien that was permitted to be incurred under clause (1) of the definition of "Permitted Liens" but only if on or before the day on which such Indebtedness is incurred by the Company or any of its Restricted Subsidiaries such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Priority Lien Debt for the purposes of this Indenture and the Intercreditor Agreement.

     "Priority Lien Obligations" means Priority Lien Debt and all other Obligations in respect thereof.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Proportionally Consolidated Interest" means undivided ownership interests in plants and gathering systems that are (1) co-owned by the Company (or its Subsidiaries) and third parties and (2) consolidated on a proportional basis in the financial statements of Dynegy.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of any series initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" means:

          (1) any controlling stockholder or 80% (or more) owned Subsidiary of Chevron; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Chevron and/or such other Persons referred to in the immediately preceding clause
     (1).

     "Replacement Assets" means (1) any property or capital assets (other than Indebtedness and Capital Stock) to be used by Dynegy or any of its Restricted Subsidiaries in a Permitted Business or any improvement to any property or capital assets that are used by Dynegy or any of its Restricted

Subsidiaries in a Permitted Business; (2) Capital Stock of a Person that is a Restricted Subsidiary of Dynegy or that becomes a Restricted Subsidiary of Dynegy as a result of the acquisition of such Capital Stock by Dynegy or another Restricted Subsidiary (including by means of merger, consolidation or other business combination permitted under this Indenture); or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Dynegy; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

     "Required Parity Debtholders" means, at any time in respect of any action or matter, holders of a majority in aggregate outstanding principal amount of all Parity Lien Debt then outstanding, voting together as a single class. For this purpose, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any of its Affiliates will be deemed not to be outstanding.

     "Required Priority Debtholders" means, at any time in respect of any action or matter, (1) holders of the outstanding principal amount of the applicable Priority Lien Debt then outstanding required pursuant to the terms of the applicable Credit Agreement, voting as a single class, to approve such action or matter or (2) the Priority Debt Agent acting upon the authorization or consent of the holders referred to in the immediately preceding clause (1). For this purpose, Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any of its Affiliates will be deemed not to be outstanding.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. All of the Company's Subsidiaries as of the date of this Indenture shall be deemed to be Restricted Subsidiaries of the Company. As of the date of this Indenture, the Restricted Subsidiaries of Dynegy shall be deemed to be (1) the Company and its Restricted Subsidiaries,
(2) Illinova and its Restricted Subsidiaries and (3) BG Holdings, Inc, a Delaware corporation. As of the date of this Indenture, the Restricted Subsidiaries of Illinova shall be deemed to be all Subsidiaries of Illinova other than Illinois Power Company and its Subsidiaries.

     "Riverside Facility" means that certain Participation Agreement, dated March 10, 2000, among Riverside Generating Company, L.L.C., as the lessee and construction agent, the Company, as guarantor, Lawrence County Riverside Trust 2000, as the lessor, Atlantic Asset Securitization Corp., as tranche A lender, the Liquidity Purchasers, the tranche B lenders and the certificate holder party thereto, Commerzbank AG, New York and Grand Cayman Branches, as syndication agent, Credit Agricole Indosuez, as documentation agent, and Canadian Imperial Bank of Commerce, Bayerische Landesbank Girozentrale and KBC Bank N.V., as co-agents, and Credit Lyonnais New York Branch, as administrative agent and lead arranger and the operative documents referred to therein, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "S&P" means Standard & Poor's Ratings Group.

     "Sale and Leaseback Transaction" means any arrangement relating to any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries whereby the Company or a Restricted Subsidiary of the Company transfers such asset to a Person who is not an Affiliate of the Company and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Debt" means any and all Priority Lien Debt and Parity Lien Debt.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means:

     (1) that certain Second-Lien Shared Security Agreement dated as of August 11, 2003, among the Company, the additional grantors party thereto and Wells Fargo Bank Minnesota, N.A. as Collateral Trustee;

     (2) that certain Second-Lien Non-Shared Security Agreement dated as of August 11, 2003, among the Company, the additional grantors party thereto and Wells Fargo Bank Minnesota, N.A. as Collateral Trustee;

     (3)  those certain mortgages dated as of August 11, 2003, listed on
Schedule II to this Indenture.

     (4) one or more other security agreements, pledge agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating a Lien upon property owned or to be acquired by the Company or such other Obligor in favor of the Collateral Trustee for the benefit of the holders of Note Obligations or, if held by the Joint Collateral Agent, for the equal and ratable benefit of all present and future holders of Notes and Parity Lien Debt, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and Parity Lien Obligations.

     "Series B Restructuring Transaction" means the exchange of the Series B Mandatorily Redeemable Preferred Stock of Dynegy held by Chevron and the other transactions contemplated thereby, pursuant to the Exchange Agreement dated July 28, 2003 between Dynegy and Chevron, as amended, modified or replaced on terms no less favorable to the Holders of Notes.

     "Series of Parity Lien Debt" means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

     "Series of Secured Debt" means, severally, the Notes, each other issue or series of Parity Lien Debt for which a single transfer register is maintained and each issue or series of Priority Lien Debt for which a single transfer register is maintained.

     "Sharing Confirmation" means, as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture or agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations shall be and are secured equally and ratably by all Liens (or will share proceeds in respect of their Liens on NGL Assets on an equal and ratable basis) at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions in the Intercreditor Agreement relating to the order of application of proceeds from enforcement of the Collateral Trustee's Liens upon the Collateral, and consent to and direct the Collateral Trustee to perform its obligations under the Intercreditor Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Debenture Indenture" means the Subordinated Debenture Indenture for Subordinated Deferrable Interest Debentures dated May 28, 1997 between NGC Corporation (as predecessor of the Company), The First National Bank of Chicago, as trustee, and the other parties thereto, with respect to the Subordinated Debentures.

     "Subordinated Debentures" means the $200.0 million in aggregate principal amount of the Company's 8.316% Subordinated Debentures due 2027.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Facilities" means any of the Alpha Facility, the CoGen Lyondell Facility and the Riverside Facility.

     "Subsidiary Guarantees" means the Guarantees of the Notes by the Subsidiary Guarantors.

     "Subsidiary Guarantors" means:

          (1) the following Restricted Subsidiaries of the Company (subject to Section 10.05 hereof): Dynegy Power Corp.; DPC II Inc.; Black Mountain CoGen, Inc.; Bluegrass Generation, Inc.; Bluegrass Generation Company, L.L.C.; Calcasieu Power, Inc.; Parish Power, Inc.; Calcasieu Power, LLC; Delta Cogen, Inc.; Chesapeake Power, Inc.; James River Energy Corp.; DPC Power Resources Holding Company; Dry Creek Power, Inc.; Rockingham Power, L.L.C.; Dynegy Power Development Company; Dynegy Power Holdings, Inc.; CoGen Power, Inc.; CoGen Power, L.P.; Dynegy Engineering, Inc.; Dynegy Management, Inc.; Dynegy Services, Inc.; Dynegy Power Management Services, L.P.; Dynegy Operating Company; Dynegy Parts and Technical Services, Inc.; Dynegy Power Management Services, Inc.; HEP CoGen, Inc.; Northway CoGen, Inc.; Dynegy Power Investments, Inc.; Dynegy Power Services, Inc.; Dynegy Power Nevada, Inc.; Dynegy Cabrillo II LLC; Blue Ridge Generation Inc.; Blue Ridge Generation LLC; Chickahominy Generating Company; Chickahominy Power, LLC; Florida Mercantile Power, Inc.; Palmetto Power, L.L.C.; Gasification Services, Inc.; Georgia Mercantile Power, Inc.; Heard County Power, L.L.C.; Hart County IPP, Inc.; Hartwell Independent Power Partners, Inc.; Hartwell Power Company; Michigan CoGen, Inc.; Michigan Power, Inc.; Michigan Power Holdings, Inc.; OCG CoGen, Inc.; Oyster Creek CoGen, Inc.; RRP Company; DPC Colombia-Opon Power Resources Company; Termo Santander Holding, LLC; Riverside Generation, Inc.; Riverside Generating Company, L.L.C.; Rolling Hills Generation, Inc.; Dynegy Renaissance Power, Inc.; Dynegy Northeast Generation, Inc.; Hudson Power, L.L.C.; Dynegy Danskammer, L.L.C.; Dynegy Roseton, L.L.C.; Dynegy Hudson Power Retail, L.L.C.; DMS LP, Inc.; Dynegy Midstream G.P., Inc.; Dynegy Midstream Services, Limited Partnership; Midstream Barge Company, L.L.C.; Dynegy Liquids G.P., L.L.C.; Dynegy Liquids Marketing and Trade; Dynegy Regulated Holdings, LLC; Dynegy OPI, LLC; Dynegy NGL Pipeline Company, LLC; Dynegy Intrastate Pipeline, LLC; Dynegy Energy Pipeline Company LLC; Dynegy Global Energy, Inc.; Dynegy Upper Holdings, L.L.C.; Dynegy Holding Company, L.L.C.; DMG Enterprises, Inc.; Havana Dock Enterprises, LLC; DMT Holdings, Inc.; DMT L.P. L.L.C.; DMT G.P., L.L.C.; DMT Holdings, L.P.; Dynegy Broadband Marketing and Trade; Dynegy GP Inc.; Dynegy Marketing and Trade; Dynegy Coal Trading and Transportation, L.L.C.; NGC Storage, Inc.; Dynegy Technology Capital Corp.; Dynegy Strategic Investments LP, Inc.; Dynegy Strategic Investments, LP; Dynegy Strategic Investments GP, L.L.C.; Dynegy Energy Services, Inc.; Illinois Power Energy, Inc.; DES Northeast, Inc.; DEM GP, LLC; DEM LP LLC; Dynegy Energy Marketing, LP; Dynegy Administrative Services Company; NIPC, Inc.; Dynegy I.T., Inc.; DFS LP, LLC; DFS General Partner, LLC; Dynegy Financial Services, LP; Dynegy Catlin Member, Inc.; Dynegy Midwest Generation, Inc.; Dynegy Power Marketing, Inc.; Renaissance Power, L.L.C.; Rolling Hills Generating, L.L.C.; and Black Thunder Member, Inc.; and

          (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns.

     "Term B Loan" means the $360 million in aggregate principal amount of the term B loan under the Credit Agreement.

     "Termination Date" means the earlier to occur of (a) the date on which the notice from the holder of the DYN Notes to terminate the mandatory prepayment obligations thereunder has become effective in accordance with and pursuant to the terms and procedures set forth in the DYN Notes or (b) the third anniversary of the date of this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

     "Tilton Lease" means that certain Amended and Restated Participation Agreement, dated October 30, 2002, among Illinois Power and the other parties thereto.

     "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to (1) July 15, 2006, in the case of the Series A Notes, (2) July 15, 2007, in the case of the Series B Notes, or (3) July 15, 2008, in the case of the Series C Notes; provided, however, that if the period from the redemption date to (1) July 15, 2006, in the case of the Series A Notes, (2) July 15, 2007, in the case of the Series B Notes, or (3) July 15, 2008, in the case of the Series C Notes, in each case is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) contingent obligations to reimburse the issuer of an outstanding letter of credit for amounts that may be drawn or paid thereunder) in respect of which no claim or demand for payment has been made at such time.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of the applicable Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) except as permitted pursuant to Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

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

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted pursuant to Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Upon any such designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the redesignated Subsidiary will: (a) become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created; provided, that any redesignated Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary, and (b) become a party to the Security Documents.

     "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

Section 1.02  Other Definitions.

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

                                                                         Defined
                                                                            in
     Term                                                                Section
     ----                                                               --------
     "Affiliate Transaction" ..............................................4.11
     "Asset Sale Offer" ...................................................3.09
     "Authentication Order" ...............................................2.02
     "Calculation Agent" ..................................................2.03
     "Change of Control Offer" ............................................4.15
     "Change of Control Payment" ..........................................4.15
     "Change of Control Payment Date" .....................................4.15
     "Covenant Defeasance" ................................................8.03
     "Event of Default" ...................................................6.01
     "Excess Proceeds" ....................................................4.10
     "incur" ..............................................................4.09
     "Legal Defeasance" ...................................................8.02
     "Offer Amount" .......................................................3.09
     "Offer Period" .......................................................3.09
     "Paying Agent" .......................................................2.03
     "Permitted Debt" .....................................................4.09
     "Permitted Illinova Subsidiary Contracts" ............................4.07
     "Purchase Date" ......................................................3.09
     "Registrar" ..........................................................2.03
     "Restricted Payments" ................................................4.07

Section 1.03  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  Rules of Construction.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

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

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  "will" shall be interpreted to express a command;

          (6) the "date of this Indenture" or "date hereof" means the date of original issuance of the Initial Notes;

          (7)  provisions apply to successive events and transactions; and

          (8) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01  Form and Dating.

     (a) General. The Series A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 hereto. The Series B Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A2 hereto. The Series C Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A3 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1, A2 or A3, as applicable, attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibits A1, A2 or A3, as applicable, attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified thereon and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

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

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02  Execution and Authentication.

     At least one Officer must sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue in unlimited aggregate principal amount, subject to the provisions of this Indenture, including without limitation Section 4.09 hereof. Each such Authentication Order shall specify the series of Notes being issued, the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of the Notes.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03  Registrar, Paying Agent and Calculation Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

     In addition, the Company may delegate the responsibility for determining the Applicable Eurodollar Rate with respect to the Series A Notes to the Trustee as calculation agent (the "Calculation Agent"), on such terms and conditions as are reasonably acceptable to the Trustee; provided that under all

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

circumstances the Calculation Agent shall determine the Applicable Eurodollar Rate pursuant to the formulation set forth in the definition thereof in Section
1.01 hereof.

     The Calculation Agent will, upon the request of the Holder of any Series A Note, provide the interest rate then in effect with respect to the Series A Notes. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of Series A Notes.

Section 2.04  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that subject to Articles 8 and 13, the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may upon written request to a Paying Agent require such Paying Agent to pay all money held by it to the Trustee and account for any amounts paid. The Company at any time may require such Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

          (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

In addition, Holders of any series of Notes may request the Trustee to exchange Global Notes of such series for Definitive Notes if there has occurred and is continuing a Default or Event of Default with respect to such series of Notes. Upon the occurrence of any of the events in (1) or (2) above or the preceding sentence, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth hereof to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A)  both:

                    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note pursuant to Section 2.06(b)(3) or (4) hereof in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given in accordance with the Applicable
               Procedures containing information regarding the Participant account to be credited with such increase; or

               (B)  both:

                    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note pursuant to Section 2.06(c) hereof in an amount equal to the beneficial interest to be transferred or exchanged; and

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

                    (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

          Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

          (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2)(A) above and the Registrar receives the following:

               (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable.

          (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2)(A) above and the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained hereof and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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

     If any such transfer is effected above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If, pursuant to Section 2.06(b)(2)(B) hereof, any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable; or

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar

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

through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained thereof.

          (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Pursuant to Section 2.06(b)(2)(B) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (ii) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained hereof and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If, pursuant to Section 2.06(b)(2)(B) hereof, any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in
     Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
     Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable; or

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof;

          the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

                    (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (ii) if the Holder of such Definitive Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained hereof and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable.

          (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

                    (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained hereof and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (f)  [Reserved].

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE

PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF DYNEGY HOLDINGS INC. THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (IV) IN THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT), IN A MINIMUM PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER IN THE FORM SET FORTH ON THE REVERSE HEREOF CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS SECURITY (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (VI) TO THE ISSUER, ITS SUBSIDIARIES OR ITS DIRECT OR INDIRECT PARENT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

               (B)  Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2),
          (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE

DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREOF."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
     Section 2.02 or at the Registrar's request.

          (2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5)  Neither the Company nor the Registrar shall be required:

               (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York (or any successor statute thereto) are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or theft and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (or any successor statute thereto) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including fees and expenses of counsel and of the Trustee.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a)(1), 3.07(b)(1) or 3.07(c)(1) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

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

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or at the prior written direction of the Trustee, the Registrar or Paying Agent) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13  CUSIP Numbers.

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

     The Company in issuing the Notes may use a CUSIP number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to the Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2)  the redemption date;

          (3) the principal amount and applicable series of Notes to be redeemed; and

          (4)  the redemption price.

Section 3.02  Selection of Notes to Be Redeemed or Purchased.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided hereof, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03  Notice of Redemption.

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

     Except as provided in Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 13 of this Indenture.

     The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice period has been agreed to by the Trustee in writing), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05  Deposit of Redemption or Purchase Price.

     On or before 10:00 a.m., New York City time on the redemption or purchase price date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The

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Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06  Notes Redeemed or Purchased in Part.

     Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07  Optional Redemption.

     (a)  Series A Notes.

          (1) At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series A Notes issued hereunder at a redemption price equal to par plus the Applicable Eurodollar Rate then in effect, plus accrued and unpaid interest to the redemption date, with a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent sale of common stock of Dynegy; provided that:

               (A) at least 65% of the aggregate principal amount of the Series A Notes issued hereunder (excluding Notes held by the Company or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 75 days of the date of the closing of such sale of common stock.

          (2) At any time prior to July 15, 2006, the Company may redeem all but not less than all of the Series A Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in any event no earlier than the date of consummation of such Change of Control and no later than 90 days after the occurrence of such Change of Control) at a redemption price equal to the principal amount of the Series A Notes redeemed plus the Applicable Premium for Series A Notes as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date. This optional redemption by the Company is separate from and in addition to the rights of Holders as set forth in
     Section 4.15 hereof.

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          (3)  On or after July 15, 2006, the Company may redeem all or a part of the Series A Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Series A Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

     Year                                                        Percentage
     ----                                                        ----------
     2006 ....................................................      103.000%
     2007 ....................................................      101.000%
     2008 ....................................................      100.000%

     (b)  Series B Notes.

          (1) At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series B Notes issued hereunder at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent sale of common stock of Dynegy; provided that:

               (A) at least 65% of the aggregate principal amount of the Series B Notes issued hereunder (excluding Notes held by the Company or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 75 days of the date of the closing of such sale of common stock.

          (2) At any time prior to July 15, 2007, the Company may redeem all but not less than all of the Series B Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in any event no earlier than the date of consummation of such Change of Control and no later than 90 days after the occurrence of such Change of Control) at a redemption price equal to the principal amount of the Series B Notes redeemed plus the Applicable Premium for Series B Notes as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date. This optional redemption by the Company is separate from and in addition to the rights of Holders as set forth in
     Section 4.15 described hereof.

          (3) On or after July 15, 2007, the Company may redeem all or a part of the Series B Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Series B Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

     Year                                                        Percentage
     ----                                                        ----------
     2007.....................................................      104.938%
     2008.....................................................      102.469%
     2009 and thereafter......................................      100.000%

     (c)  Series C Notes.

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

          (1) At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series C Notes issued hereunder at a redemption price of 110.125% of the principal amount, plus accrued and unpaid interest to the redemption date, with a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent sale of common stock of Dynegy; provided that:

               (A) at least 65% of the aggregate principal amount of the Series C Notes issued hereunder (excluding Notes held by the Company or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 75 days of the date of the closing of such sale of common stock.

          (2) At any time prior to July 15, 2008, the Company may redeem all but not less than all of the Series C Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in any event no earlier than the date of consummation of such Change of Control and no later than 90 days after the occurrence of such Change of Control) at a redemption price equal to the principal amount of the Series C Notes redeemed plus the Applicable Premium for Series C Notes as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date. This optional redemption by the Company is separate from and in addition to the rights of Holders as set forth in
     Section 4.15 described hereof.

          (3) On or after July 15, 2008, the Company may redeem all or a part of the Series C Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Series C Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

     Year                                                        Percentage
     ----                                                        ----------
     2008.....................................................      105.063%
     2009.....................................................      103.375%
     2010.....................................................      101.688%
     2011 and thereafter......................................      100.000%

     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof. Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.08  Mandatory Redemption.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

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

     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (1)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (2)  the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date and the only remaining right of the Holders of such Notes is to receive payment on the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes and other

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

     pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01  Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02  Maintenance of Office or Agency.

     The Company shall maintain in the City of Wilmington, Delaware (or if not such location, in the Borough of Manhattan, the City of New York) an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Wilmington, Delaware (or if not such location, in the Borough of Manhattan, the City of New
York) for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03  Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders, or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. The Company shall file a copy of each of the reports referred to in clauses (1) and
(2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

     (b) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in Section 4.03(a) with the SEC within the time periods specified in the SEC's rules and regulations unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC. The Company shall at all times comply with TIA Section 314(a).

     (c) For so long as any Notes remain outstanding, at any time the Company and the Affiliate Guarantors are not required to file the reports required by 4.03(a) and 4.03(b) with the SEC, the Company and the Affiliate Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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

Section 4.04  Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05  Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06  Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power hereof granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

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

Section 4.07  Restricted Payments.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by any Person (other than a Restricted Subsidiary of the Company);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes or any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and excluding the purchase, repurchase or other acquisition of any subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

          (4)  make any Restricted Investment;

          (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments" for purposes of this covenant), unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (7), (8), (9), (10), (11)
     and (12) of Section 4.07(b)), is less than the sum, without duplication, of:

               (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

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

               (B) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital from the concurrent issue or sale of (1) Dynegy Equity Interests (other than Disqualified Stock) or (2) convertible or exchangeable Disqualified Stock of Dynegy or convertible or exchangeable debt securities of Dynegy that have been converted into or exchanged for Equity Interests (other than Disqualified Stock) of Dynegy (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Dynegy), plus

               (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus

               (D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation, plus

               (E) 50% of any dividends received by the Company or any of its Restricted Subsidiaries after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

     (b)  The provisions of Section 4.07(a) shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

          (2) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause
     (3)(b) of the Section 4.07(a);

          (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any of its Restricted Subsidiaries that is contractually subordinated to the Notes or to any Note Guarantee in exchange for or with the net cash proceeds from a substantially concurrent
     (a) incurrence of Permitted Refinancing Indebtedness or issuance of Equity Interests (other than Disqualified Stock) of the Company or (b) contribution to the capital of the Company or any of its Restricted Subsidiaries of proceeds from the incurrence of Indebtedness of Dynegy (excluding Indebtedness that is Guaranteed by the Company or any of its Restricted Subsidiaries) or issuance of Equity Interests of Dynegy;

          (4) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, from time to time, the payment of dividends in cash to Dynegy to repurchase, redeem or otherwise acquire or retire for value, any Equity Interests of Dynegy or any Restricted Subsidiary of Dynegy held by any current or former officer, director or employee of Dynegy or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option

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     agreement, shareholders' agreement, employee benefit plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any twelve-month period shall not exceed $1.0 million; provided further, that any amounts not used in any twelve-month period may be carried forward, in an amount not to exceed $1.0 million, to the following twelve-month period.

          (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

          (6) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage test set forth in Section 4.09(a) hereof;

          (7)  Permitted Payments to Parents;

          (8) distributions to Dynegy in an aggregate amount not to exceed $225.0 million, which funds shall be used by Dynegy to make a cash payment to Chevron (or any of its Related Parties) upon consummation of the Series B Restructuring Transaction; provided that such payment shall occur within 60 days of the date of this Indenture;

          (9) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, distributions in cash to Dynegy equal to or less than regularly scheduled interest payments on the IP Intercompany Note as the same is in effect on the date of this Indenture; provided that the Company may fund pre-payments of up to twelve months of interest (but in no event shall more than twelve months of interest be pre-paid at any time);

          (10) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, distributions in cash to Dynegy (A) to fund payment or prepayment of principal on the IP Intercompany Note, (B) to fund, upon contemporaneous contribution by Dynegy, directly or indirectly, to Illinois Power, capital expenditures and operating expenses in the ordinary course of business of Illinois Power or (C) to fund payments of interest and principal on the Illinova Senior Notes; provided that (1) the aggregate amount of all such cash distributions does not exceed $450.0 million since the date of this Indenture or (2) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such distribution is to be made would have been at least 2.0 to 1;

          (11) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, distributions in cash to Dynegy equal to or less than (A) regularly scheduled payments of interest and (B) any mandatory prepayments, in each case, then due on the DYN Notes; provided, however, that in the case of clause (A) above, at any time after the second anniversary of date of this Indenture, distributions under this clause (11)(A) shall be permitted only if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such distribution is to be made would have been at least 2.0 to 1, determined on a pro forma basis giving effect to such distribution and including in Fixed Charges as Consolidated Interest Expense of the Company such distribution and all other distributions made pursuant to this clause
     (11)(A) during the relevant four-quarter period;

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          (12) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, distributions in cash to Dynegy equal to or less than regularly scheduled dividend payments in respect of the DYN Preferred; provided, however, that at any time after the second anniversary of the date of this Indenture, distributions under this clause
     (12) shall be permitted only if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such distribution is to be made would have been at least 2.0 to 1, determined on a pro forma basis giving effect to such distribution and including in Fixed Charges as Consolidated Interest Expense of the Company such distribution and all other distributions made pursuant to clause
     (11)(A) and this clause (12) during the relevant four-quarter period;

          (13) any purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by this Indenture or other agreements pursuant to which such subordinated Indebtedness was issued, but only if the Company (A) in the case of a Change of Control, has consummated a Change of Control Offer pursuant to Section 4.15 hereof or (B) in the case of an Asset Sale, has consummated an Asset Sale Offer pursuant to
     Section 4.10 hereof; and

          (14) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of this Indenture.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Fair Market Value of any assets or securities that are required to be valued by this covenant exceeds $50.0 million, then such Fair Market Value shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. For the avoidance of doubt, the Company or any of its Restricted Subsidiaries may pay (either directly or indirectly by making payments to Dynegy) interest on or principal at Stated Maturity of Indebtedness of Dynegy, including the Convertible Debentures and any other convertible subordinated debt securities of Dynegy, so long as the Company or its Restricted Subsidiaries have Guaranteed such Indebtedness and the Guarantee was permitted to be incurred pursuant to Section 4.09 hereof. Payments by the Company or any of its Restricted Subsidiaries in respect of such Guaranteed Dynegy debt securities shall not constitute Restricted Payments. Any loans, dividends or advances from the Company or any of its Restricted Subsidiaries to Dynegy, for purposes of this Section 4.07, shall be determined to be a "distribution."

     (c)  Restricted Payment to and from Illinova.

          (1) To the extent that Illinova receives any distributions from Illinois Power, (i) Illinova shall distribute all such distributions received to Dynegy and (ii) except for Dynegy's express ability to retain Permitted Payments to Parents, Dynegy shall contemporaneously contribute all such distributions to the Company; provided that the obligation of Illinova to make any distributions pursuant to clause (i) above and the obligation of Dynegy to make any contributions pursuant to clause (ii) above, in each case, shall be limited in an aggregate principal amount to distributions made by the Company in reliance on Section 4.07(b)(10) hereof.

          (2)  Notwithstanding the foregoing:

               (A) if Illinova distributes Net Proceeds from any Asset Sale to Dynegy, in lieu of Section 4.07(c)(1), Dynegy may first apply such Net Proceeds in accordance Section 4.10

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          hereof; provided however, that to the extent the Company has made distributions to Dynegy in reliance on Section 4.07(b)(10) that have not been otherwise contributed by Dynegy to the Company pursuant to the immediately preceding paragraph and Dynegy elects to apply any Net Proceeds in accordance with Section 4.10(b)(5) hereof, such proceeds shall be invested to make capital expenditures at the Company or investments in Replacement Assets to be held by the Company;

               (B) Illinova may make Permitted Payments to Parents and Dynegy shall not be required to contribute such amounts to the Company pursuant to clause (ii) of Section 4.07(c)(1); and

               (C) Illinova shall not be required to make any distribution pursuant to clause (i) of Section 4.07(c)(1) and Dynegy shall not be required to make any contributions pursuant to clause (ii) of Section 4.07(c)(1), in each case to the extent prohibited by law.

          (3) None of Dynegy or any of its Subsidiaries (other than Illinova and its Subsidiaries) shall (1) enter into any contract, agreement, loan, advance, guarantee, lease, license or similar arrangement with or in favor of any Subsidiary of Illinova (other than such agreements (x) as are in effect as of the date of this Indenture and as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified in the ordinary course of business and (y) as may be entered into after the date of this Indenture provided that they are made in the ordinary course of business consistent (in scope, character and amount) with past practice and are on terms no less favorable to Dynegy or the Company and its Restricted Subsidiaries, as applicable, that would have been obtained in an arm's length transaction with an unrelated Person (collectively, the "Permitted Illinova Subsidiary Contracts")) or (2) accept any payment or distribution of any kind from any Subsidiary of Illinova unless such distribution or payment is (a) paid or distributed to Dynegy, the Company or its Restricted Subsidiaries through Illinova or (b) made pursuant to the Permitted Illinova Subsidiary Contracts or (c) a Permitted Payment to Parents; provided, however, that this paragraph shall not restrict transactions between or among (i) Dynegy or the Company and its Restricted Subsidiaries on the one hand and Illinova (but not its Subsidiaries) on the other hand (subject to compliance with the other provisions of this Indenture including without limitation, Section 4.07(a)), (ii) Illinova and its Subsidiaries or (iii) any Subsidiaries of Illinova.

Section 4.08  Dividend and Other Payment Restrictions Affecting Subsidiaries.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

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     (b)  The preceding restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing (a) Existing Indebtedness, (b) Proportionally Consolidated Interests, (c) Investments by the Company or its Restricted Subsidiaries in Affiliates and third parties, (d) or other agreements of a similar nature, in each case as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (2) the Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (3) this Indenture, the Notes, the Guarantees and the Security Documents;

          (4)  applicable law, rule, regulation or order;

          (5) customary encumbrances and restrictions (including, without limitation, non-assignment provisions) in contracts, agreements, leases, permits and licenses entered into or issued in the ordinary course of business that are not materially more restrictive, taken as whole, than those existing on the date of this Indenture;

          (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (9) Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

          (10) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; provided that such limitation or prohibition is applicable only to the assets that are the subject of such agreement;

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          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Restricted Subsidiary of the Company is a party entered into in the ordinary course of business; provided that such agreement limits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

          (13) Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

          (14) with respect to clause (3) of Section 4.08(a) only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

          (15) an agreement governing Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive than those contained in this Indenture; and

          (16) customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

Section 4.09  Incurrence of Indebtedness and Issuance of Preferred Stock.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     (b) The provisions of Section 4.09(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any

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     one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), not to exceed $2,078.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company, any of its Restricted Subsidiaries or by any Affiliate Guarantor since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to clause (1) of Section 4.10(a) hereof;

          (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the Company and the Restricted Subsidiaries of Indebtedness represented by the Initial Notes and the Note Guarantees to be issued on the date of this Indenture;

          (4) the incurrence by the Company of the Guarantee of the Convertible Debentures;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (5), not to exceed $100.0 million at any time outstanding;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clause
     (2), (3), (4), (5), (6), (15)(a), (16) or (19) of this Section 4.09(b);

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or between the Company or any of its Restricted Subsidiaries on the one hand and Dynegy on the other hand; provided, however, that:

               (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

               (B) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company, a Restricted Subsidiary of the Company or Dynegy and
          (y) any sale or other transfer of any such Indebtedness to a Person that is not the Company, a Restricted Subsidiary of the Company or Dynegy, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

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          (8)  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

               (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

               (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

     shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause
     (8);

          (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

          (10) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

          (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

          (13) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary, providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

          (14) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the deferred purchase price of goods or services, or progress payments in connection with such goods and services, including turbines, transformers and similar equipment, so long as such obligations are incurred in the ordinary course of business;

          (15) the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries in connection with (a) Discontinued Business Operations (other than in respect of tolling agreements, Litigation and the wind-down, settlement or disposition of the customer risk management business) of the Company and its Restricted Subsidiaries in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
     (15), not to exceed $30.0 million at any time outstanding (provided that any

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     Indebtedness created or incurred as a result of set off, cancellation, assignment or similar transaction among or between Restricted Subsidiaries that engage in Discontinued Business Operations, or among or between such Restricted Subsidiaries and other Guarantors in connection with the wind-down of the Discontinued Business Operations, shall not be included when calculating the foregoing dollar limitation) and (b) Litigation;

          (16) the incurrence of Indebtedness by Dynegy Midwest Generation, Inc. or any other Restricted Subsidiary of the Company in satisfaction of the obligations of Illinois Power pursuant to the Tilton Lease, including the incurrence of any obligation to pay "Rent" or the "Purchase Amount" (each as defined in the Tilton Lease) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed at any time outstanding $81.0 million less any amounts invested pursuant to clause (17) of the definition of "Permitted Investments";

          (17) the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries owed to CoGen Lyondell, Inc. or DGPI Inc. to pay costs and expenses, so long as such Indebtedness is incurred in the ordinary course of business consistent with past practices;

          (18) the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries in the form of loans from an insurance company or insurance premium finance company to finance all or any portion of the premium of any insurance policy maintained by the Company or any of its Restricted Subsidiaries, so long as such insurance policy is written in the ordinary course of business and names Dynegy or any of its Restricted Subsidiaries as a named beneficiary thereunder; and

          (19) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (19), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed $100.0 million.

     (c) The Company shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a parity or junior Lien basis.

     (d) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement and the Subsidiary Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 4.09(b). Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. Guarantees of, or obligations in

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respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness of the Company or its Restricted Subsidiaries shall not be included. If Obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (1) of Section 4.09(b) and such letters of credit relate to other Indebtedness of the Company or its Restricted Subsidiaries, then such other Indebtedness of the Company or its Restricted Subsidiaries shall not be included. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Indebtedness shall exclude other obligations of the Company or any Restricted Subsidiary in existence on the date of this Indenture that were not included as liabilities or Indebtedness on the consolidated balance sheet of the Company at the time such obligation was entered into and subsequently recast for accounting purposes. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section
4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     (e)  The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

               (A) the Fair Market Value of such asset at the date of determination, and

               (B)  the amount of the Indebtedness of the other Person.

Section 4.10  Asset Sales.

     (a) Dynegy shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) Dynegy (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as reasonably determined by Dynegy or such Restricted Subsidiary); and

          (2) at least 75% of the consideration received in the Asset Sale by Dynegy or such Restricted Subsidiary is in the form of:

               (A) cash or Cash Equivalents; provided that for purposes of this provision, each of the following shall be deemed to be cash:

                    (i) any liabilities, as shown on Dynegy's most recent consolidated balance sheet, of Dynegy or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any

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               Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Dynegy or such Restricted Subsidiary from further liability; and

                    (ii) any securities, notes or other obligations received by Dynegy or such Restricted Subsidiary from such transferee that are converted (by sale or other disposition) by Dynegy or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion within 60 days after such Asset Sale; and

                    (iii) reasonable reserves for indemnity obligations and
               purchase price adjustments funded in cash or held back by the purchaser;

               and/or

               (B)  Replacement Assets; provided that:

                    (i) the Fair Market Value of such Replacement Assets shall be at least equal to the Fair Market Value of the assets sold or otherwise disposed of and, in each case, the Fair Market Value shall be evidenced by a resolution of the applicable Board of Directors; and

                    (ii) if the assets or Equity Interests sold in the relevant Asset Sale constituted part of the Collateral, then Dynegy or the applicable Restricted Subsidiary shall use all commercially reasonable efforts to grant as promptly as practicable a second-priority Lien (subject to Liens securing Priority Lien Debt and Permitted Liens) upon such Replacement Assets as security for the Notes.

     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Dynegy (or its Restricted Subsidiaries, as the case may be) may apply those Net Proceeds:

          (1) to repay Priority Lien Debt and, if the Priority Lien Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to repay Parity Lien Debt; provided that any offer to repay Parity Lien Debt is made to all Holders and all holders of other Parity Lien Debt on a pro rata basis;

          (3) in the case of any Asset Sale that is not an Illinova Asset Sale, to distribute up to 25% of the first $200.0 million of net proceeds from such Asset Sale to Dynegy for use by Dynegy upon receipt thereof to repay or repurchase all or any portion of the DYN Notes or any Obligations thereunder; provided that this clause (3) shall cease to be available for application of Net Proceeds after the Termination Date;

          (4) in the case of an Illinova Asset Sale, to distribute up to 75% of the Net Proceeds from such Asset Sale (but not to exceed the sum of (a) $225.0 million and (b) the aggregate principal amount then outstanding of DYN Notes issued since the date of this Indenture as payable-in-kind interest on the DYN Notes, and accrued and unpaid interest, if any, on the DYN Notes) to Dynegy for use by Dynegy upon receipt thereof to repay or repurchase all or any portion of the DYN Notes or any Obligations thereunder; provided that this clause (4) shall cease to be available for application of Net Proceeds after the Termination Date; or

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          (5)  to either (a) make a capital expenditure or (b) otherwise invest in or acquire Replacement Assets; provided that if the assets or Equity Interests sold in the relevant Asset Sale constituted part of the Collateral, then Dynegy or the applicable Restricted Subsidiary shall use all commercially reasonable efforts to promptly as practicable grant a second-priority Lien (subject to Liens securing Priority Lien Debt and Permitted Liens) upon such Replacement Assets as security for the Notes.

     Pending the final application of any Net Proceeds, the Company shall deposit the Net Proceeds into the Cash Collateral Account as part of the Collateral to the extent required by the Security Documents. To the extent that the Security Documents do not require the Net Proceeds to be so deposited, the Company may temporarily reduce revolving credit borrowings under the Credit Agreement.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million or at such earlier time as the Company may elect, the Company shall make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds to the extent required by the indentures governing other Indebtedness. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds shall be released from the Cash Collateral Account and the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 3.09 or this Section 4.10 by virtue of such conflict.

Section 4.11  Transactions with Affiliates.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2)  the Company delivers to the Trustee:

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               (A)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

          (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Company's Board of Directors;

          (2) transactions between or among the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

          (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

          (6)  Restricted Payments and Permitted Investments that do not violate
     Section 4.07 hereof;

          (7)  Permitted Payments to Parents;

          (8) commercial transactions in the ordinary course of business between or among the Company and/or its Restricted Subsidiaries on the one hand and Illinova and/or its Subsidiaries on the other hand;

          (9) commercial transactions in the ordinary course of business between or among the Company and/or its Restricted Subsidiaries on the one hand and Chevron and its Related Parties on the other hand;

          (10) loans or advances to executive officers and directors in the ordinary course of business not to exceed $1.0 million in the aggregate outstanding at any one time; and

          (11) any agreement, instrument or arrangement as in effect as of the date of this Indenture or any amendment thereto or any transaction contemplated thereby (including pursuant

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     to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the date of this Indenture as determined by the Company.

Section 4.12  Liens.

     Dynegy shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13  Business Activities.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14  Corporate Existence.

     Except as otherwise permitted by Article 5 or Section 10.04 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

          (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries;

     provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15  Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, and unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 hereof, the Company shall make an offer (the "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes for a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, stating,

          (1)  that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

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          (2)  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agent shall promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

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     (c)  Notwithstanding anything to the contrary in this Section 4.15, the
Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof unless and until there is a default in payment of the applicable redemption price.

Section 4.16  Limitation on Sale and Leaseback Transactions.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

          (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the property that is the subject of that Sale and Leaseback Transaction; and

          (3) if such Sale and Leaseback Transaction constitutes an Asset Sale, the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.17  Additional Note Guarantees.

     If after the date of this Indenture, the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is required to become a guarantor of any borrowings under the Credit Facilities, then after the date of this Indenture, that newly acquired or created Domestic Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 60 days of the date on which it was acquired or created; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Section 4.18  Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07(a) or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Section 4.19  No Amendment to Subordination Provisions.

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     Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not amend, modify or alter the Subordinated Debenture Indenture in any way to:

          (1) increase the rate of or accelerate the time for payment of interest on any Subordinated Debentures;

          (2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Debentures;

          (3) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Subordinated Debentures; or

          (4) amend the subordination provisions of the Subordinated Debenture Indenture.

Section 4.20  Payments for Consent.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Note Guarantees unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21  Changes in Covenants when Notes Rated Investment Grade.

     (a)  If on any date following the date of this Indenture:

          (1) the applicable series of Notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate such Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency (a "Replacement Agency")); and

          (2) no Default or Event of Default shall have occurred and be continuing,

          then, beginning on that day (the "Rating Event Date") and subject to the reinstatement provisions described below, the following provisions of this Indenture shall be suspended with respect to such series of Notes:
     Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.18, clauses 1(a) and 3 of Section 4.16 and clause 4 of Section 5.01(a).

     (b) Following the Rating Event Date and so long as any of the Notes are outstanding and no Downgrade Date subsequently has occurred and is continuing, the Company shall not pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or other Lien upon any property or assets at any time directly owned by the Company to secure any Indebtedness without making effective provisions whereby the Notes shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of: (a) Liens existing on the Rating Event Date, (b) purchase money Liens which do not exceed the cost or value of the purchased property or assets, and (c) other Liens which, taken together with the Liens described in the preceding clauses (a) and (b) of this

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sentence, have an aggregate principal amount that does not, on the date of incurrence, exceed 15% of the Company's Consolidated Net Assets.

     (c) Notwithstanding Sections 4.21(a) and (b) hereof, if on any date after the Rating Event Date the ratings assigned by Moody's and S&P should decline to below Baa3 and BBB-, respectively (or, if either such entity ceases to rate such Notes for reasons outside the control of the Company, the Replacement Agency's assigned rating should decline to below the equivalent of such Moody's or S&P rating), then all of the foregoing suspended provisions described in Section 4.21(a) shall be reinstated as of and from such date of rating decline (the "Downgrade Date"). Upon the occurrence of a Downgrade Date, the following shall occur:

          (1)  calculations under Section 4.07 will be made as if that Section
     4.07 had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 was suspended;

          (2) if Note Guarantees were released during the period between the Rating Event Date and Downgrade Date pursuant to Section 10.05 then the Company shall use all commercially reasonable efforts to cause each of the Persons who were Guarantors before the Rating Event Date to execute new Note Guarantees and to execute one or more supplemental indentures and deliver one or more Opinions of Counsel satisfactory to the Trustee within 60 days of the Downgrade Date; provided that any such Person that constitutes an Immaterial Subsidiary on such Downgrade Date shall not be required to become a Guarantor until such time as it may cease to be an Immaterial Subsidiary;

          (3) no Default shall be deemed to have occurred to the extent that Liens were released in accordance with the terms of this Indenture during the period following the Rating Event Date and the Downgrade Date; and

          (4) if Liens on Equity Interests securing the Notes were released during the period between the Rating Event Date and Downgrade Date, then the Company and the Guarantors shall use all commercially reasonable efforts to pledge, as security for the Notes following the Downgrade Date, the Equity Interests that had been subject to Liens securing the Notes before the Rating Event Date and to execute one or more supplemental indentures and/or supplements to the Security Documents and to deliver one or more Opinions of Counsel, in each case satisfactory to the Trustee, within 60 days of the Downgrade Date; provided that no Default shall be deemed to have occurred solely by reason of the new pledge of such Equity Interests to secure the Notes if such new Liens would cause the Company and the Guarantors to exceed the limit on Parity Liens and other Liens imposed pursuant to the definition of Permitted Liens.

     No intervening acts or events occurring while such covenants set forth in
Section 4.21(a) hereof were suspended which would constitute a default if such covenants had been in effect shall give rise to any default after the reinstatement of such covenants.

Section 4.22 Further Assurances; Collateral Inspections and Reports; Costs and Indemnification.

     (a) Upon the reasonable request of the Collateral Trustee at any time and from time to time, the Company shall, and shall cause each of its Restricted Subsidiaries to, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as the Collateral Trustee may reasonably require or request to create, perfect, protect, assure or, subject to Article 10, enforce the Liens and benefits intended to be conferred as contemplated by this Indenture for the benefit of the holders of Note Obligations. If the Company or such Restricted

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Subsidiary fails to do so, the Collateral Trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and, subject to Article 10, take such other actions in the name, place and stead of the Company or such Restricted Subsidiary, but the Collateral Trustee shall have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

     (b) Upon request of the Collateral Trustee at any time and from time to time, the Company shall, and shall cause its Restricted Subsidiaries to, (i) permit the Collateral Trustee or any advisor, auditor, consultant, attorney or representative acting for the Collateral Trustee, upon reasonable notice to the Company and during normal business hours (provided that no notice requirement or restriction on hours shall apply if an Event of Default is continuing), to visit and inspect any of the property of the Company and its Restricted Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Restricted Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Restricted Subsidiaries, and (ii) deliver to the Collateral Trustee such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Trustee may reasonably request.

     (c) The Company shall bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company and its Restricted Subsidiaries set forth in this Section 4.19 and also shall pay, or promptly reimburse the Trustee and Collateral Trustee for, all costs and expenses incurred by the Trustee or Collateral Trustee in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Trustee.

     (d) The Company shall pay, reimburse the Trustee, the Collateral Trustee and the Holders of Notes for, and, to the fullest extent lawful, defend and indemnify each of them against, all claims, liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors and consultants acting for any of them) incurred by any of them as a result of or in connection with the creation, perfection, protection or enforcement of the Note Liens or the exercise or enforcement of any right or remedy under the Security Documents or to prove, preserve, protect or enforce any Note Lien or any claim based upon the Note Liens in any legal proceeding, including any Insolvency or Liquidation Proceeding.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01  Merger, Consolidation, or Sale of Assets.

     (a) The Company may not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) is a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United

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     States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the Notes pursuant to agreements duly and validly executed by the Trustee;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists; and

          (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

               (A) shall have Consolidated Net Assets immediately after the transaction equal to or greater than the Consolidated Net Assets of the Company immediately preceding the transaction; and

               (B) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio of the Company as of such date.

     The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     (b)  Section 5.01(a) shall not apply to:

          (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; and

          (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

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                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default.

     Each of the following is an Event of Default for each series of Notes:

          (1) default for 30 days in the payment when due of interest on any Notes of such series;

          (2) default in payment when due of the principal of, or premium, if any, on any Notes of such series;

          (3) failure by Dynegy or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15 or 5.01 hereof for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the affected series of Notes then outstanding to comply with such provisions;

          (4) failure by Dynegy or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding to comply with any of the other agreements in this Indenture or the Security Documents;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Dynegy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Dynegy or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

               (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that, if such default shall be remedied or cured by Dynegy or such Restricted Subsidiary or waived by the holder of such Indebtedness, in each case before acceleration of the Notes, then the Event of Default under the indenture caused by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Notes or any other Person;

          (6) failure by Dynegy or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

          (7) breach by Dynegy or any of its Restricted Subsidiaries of any representation or warranty or agreement in the Security Documents, the repudiation by Dynegy or any of its Restricted Subsidiaries of any of its obligations under the Security Documents or the

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     unenforceability of the Security Documents against Dynegy or any of its
     Restricted Subsidiaries for any reason;

          (8) except as permitted by this Indenture, the Note Guarantee by Dynegy, Illinova or any Significant Subsidiary of the Company shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Dynegy, Illinova or any Subsidiary Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (9) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E)  generally is not paying its debts as they become due; or

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02  Acceleration.

     In the case of an Event of Default specified in clause (9) or (10) of
Section 6.01 hereof, with respect to Dynegy, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the applicable

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series of Notes then outstanding may declare all the Notes of such series to be due and payable immediately.

Section 6.03  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any Series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may rescind an acceleration and its consequences with respect to such series of Notes, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such series of Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.

Section 6.06  Limitation on Suits.

     A Holder of any series of Notes may pursue a remedy with respect to this Indenture or such series of Notes only if:

          (1) the Holder of such series of Note gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

          (3) such Holders of Notes of such series offer and, if requested, provide to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

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          (4)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note of the same series or of another series under this Indenture or to obtain a preference or priority over another Holder of a Note of the same series or of another series under this Indenture.

Section 6.07  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note of any series to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment thereof would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10  Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee and the Collateral Trustee, their agents and attorneys for amounts due under Section 7.07 and Section 12.06 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

          Third: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. If a record date is fixed, the Trustee shall mail, by first class mail, to such Holders of record of the series of Notes affected a notice at least 30 days but not more than 60 days before the payment date. Such notice shall state: (1) that a payment is being made pursuant to this Section 6.10, (2) the relevant Default or Event of Default and the circumstances giving rise to the collection of money pursuant to this Section 6.10, (3) the payment date and (4) the amount of such payment per $1,000 of Notes of such series. Notwithstanding the foregoing, if the payment pursuant to this Section 6.10 is in respect of principal on any series of Notes, then such principal payment will be conducted in accordance with the redemption provisions set forth in Sections 3.02, 3.03, 3.04 and 3.06 hereof as if such payment were a redemption by the Company.

Section 6.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

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          (1)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not thereof expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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     (d)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital hereof or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the

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Notes are listed, if any such listing should ever occur, in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     (c) Within 30 days after the date of this Indenture and within 30 days after each January 15, April 15, July 15 and October 15 following the date of this Indenture, for so long as any Series A Notes remain outstanding, the Trustee shall mail to the Holders of Series A Notes a brief report dated as of such reporting date of the Applicable Eurodollar Rate then in effect with respect to the Series A Notes as the same has been notified by the Company to the Trustee pursuant to the terms of this Indenture.

Section 7.07  Compensation and Indemnity.

     (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantor shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (c)  The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

     (d) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08  Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

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     (b)  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes of all series hereunder, voting as a single class, may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes of all series hereunder, voting as a single class, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

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     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated thereof.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02  Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any series of Notes, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series (including the Note Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, with respect for such series and to have satisfied all their other obligations under such series of Notes, the Note Guarantees with respect to such series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on such series of Notes when such payments are due from the trust referred to in Section 8.04 hereof;

          (2) the Company's obligations with respect to such series of Notes under Article 2 and Section 4.02 hereof;

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

          (4)  this Article 8.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

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Section 8.03  Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any series of Notes, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22 and 10.03 hereof and clause (4) of
Section 5.01(a) hereof with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes of such series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such series of Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees of the relevant series, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere hereof to any such covenant or by reason of any reference in any such covenant to any other provision hereof or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such series of Notes, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees of such series shall be unaffected thereby and this Indenture in its entirety and other series of Notes and the Note Guarantees also shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof shall not constitute Events of Default.

Section 8.04  Conditions to Legal or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the particular series of Notes to be defeased, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes of the series being defeased on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company shall specify whether such Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

          in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of the series being defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance

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          and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes of such series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Notwithstanding the foregoing, the Opinion of Counsel required by clause
(2) above need not be delivered if all Notes of this series being defeased not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes of the series being defeased shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

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     Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to the Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note that has been defeased and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified thereof, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company unless an applicable law designates another Person (for payment as general creditor).

Section 8.07  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents without the consent of any Holder of a Note:

          (1)  to cure any ambiguity, defect or inconsistency;

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          (2)  to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof
     (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 10 hereof;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

          (7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

          (8) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any release of Collateral that becomes effective as set forth in this Indenture;

          (9)  to reflect any waiver or termination of any right arising under
     Article 11 that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in the indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien; provided, that no such waiver or amendment pursuant to this clause (9) shall adversely affect the rights of Holders of Notes; or

          (10) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision that was contained in the Offering Circular, dated as of August 1, 2003, that was used by the Initial Purchasers in connection with the distribution of the Initial Notes to the extent that such document contained a description of any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents that was intended to be a verbatim recitation of such provision.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee and the Collateral Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be thereof contained, but neither the Trustee nor the Collateral Trustee shall be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Notes and the Note Guarantees with respect to a particular series of Notes with the consent of the Holders of at least a majority in principal amount of such series of Notes (including,
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without limitation, Additional Notes of such series, if any), as the case may be, then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any series of Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes of such series (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Collateral Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee or the Collateral Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture. The Collateral Trustee shall sign any amendment to the Security Documents pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Collateral Trustee.

     It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect thereof, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of any series then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes of such series. However, with respect to each series of Notes without the consent of each Holder of such series affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note of such series or alter or waive any of the provisions with respect to the redemption of such series of Notes (other than Sections 4.10 and 4.15 hereof);

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note of such series;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on such series of Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

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          (5)  make any Note payable in money other than that stated in such
     Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, or interest or premium, if any, on such Notes;

          (7) waive a redemption payment with respect to any such Note (other than a payment required pursuant to Section 4.10 or 4.15 hereof);

          (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

          (9) release any Collateral from the Liens created by the Security Documents except as specifically provided in this Indenture and the Security Documents; or

          (10) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date, if applicable.

Section 9.05  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

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Section 9.06   Trustee to Sign Amendments, etc.

     The Trustee and the Collateral Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee. The Collateral Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article and any amendment to the Security Documents pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Collateral Trustee. Except in the case of a supplemental Indenture required to be delivered pursuant to Section 4.17 hereof, the Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee and the Collateral Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                 NOTE GUARANTEES

Section 10.01  Guarantee.

     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

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     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02  Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03  Execution and Delivery of Note Guarantee.

     To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its officers. Upon such execution, the new Guarantor(s) shall be added to Schedule I hereto.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

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     In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of
Section 4.17 hereof and this Article 10, to the extent applicable.

Section 10.04  Guarantors May Consolidate, etc., on Certain Terms.

     (a) Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2) either:

               (A) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not such Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee, under this Indenture, the Note Guarantee and the Security Documents on the terms set forth herein or therein; or

               (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof and the Intercreditor Agreement.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     (c) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05  Releases of Guarantees.

     (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) Dynegy or any of its Restricted Subsidiaries, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or

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substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee and this Indenture; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof. Upon delivery by the Company to the Trustee and the Collateral Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee and the Collateral Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee, this Indenture (including removal from Schedule I hereto) and the Security Documents.

     (b) The Note Guarantee of a Guarantor also shall be released upon:

          (1) the designation by the Company of any of its Restricted Subsidiaries that is a Guarantor as an Unrestricted Subsidiary pursuant to
     Section 4.18 hereof;

          (2) with respect to any series of Notes, upon legal defeasance of such Notes pursuant to Section 8.02 hereof or satisfaction and discharge of such Notes pursuant to Article 13 hereof; or

          (3) with respect to any series of Notes, at any time upon:

               (A) the prior consent of Holders of at least two-thirds in aggregate principal amount of Notes of such series then outstanding;

               (B) the consent of the Credit Agreement Agent to the release of such Guarantor's Guarantee of all Obligations under the Credit Agreement; and

               (C) the contemporaneous release of such Guarantor's Guarantee of all Obligations under the Credit Agreement.

     (c) Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11.
                              RANKING OF NOTE LIENS

Section 11.01  Agreement for the Benefit of Holders of Priority and Parity
               Liens.

     The Trustee and the Collateral Trustee agree, and each Holder of Notes by accepting a Note agrees, that:

          (1) the Note Liens (and, to the extent the Trustee, the Collateral Trustee or any Holder of Notes has an interest thereof, the Parity Liens) upon any and all Collateral are, to the extent and in the manner provided in this Article 11 and the Intercreditor Agreement, subordinate in ranking to all present and future Priority Liens; and

          (2) the Note Liens upon any and all Collateral shall be of equal ranking with all present and future Parity Liens subject, as to the NGL Assets, to Section 11.05, and any proceeds of any realization by the Collateral Trustee on this Collateral shall be distributed equally and ratably on account of the Priority Lien Obligations,

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and that such agreements as to the ranking of the Note Liens:

               (A) are enforceable by the holders of Priority Liens, for the benefit of the holders of Priority Lien Obligations secured thereby, and enforceable by the holders of Parity Liens, for the benefit of the holders of Parity Lien Obligations secured thereby;

               (B) shall remain enforceable by the holders of Priority Liens until the payment in full of all Priority Lien Obligations and termination of all commitments to advance credit thereunder;

               (C) shall remain enforceable by the holders of Parity Liens until the Discharge of Parity Lien Debt; and

               (D) shall apply notwithstanding (1) the time of incurrence of any such Indebtedness, (2) the order or method of attachment or perfection of any Liens securing any such Indebtedness, (3) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (4) the time of taking possession or control over any Collateral, (5) the rules for determining priority under any law governing relative priorities of Liens, or (6) any provision of the Security Documents to the contrary.

Section 11.02  Lien Sharing with Parity Liens.

     If the Company at any time delivers to the Trustee and the Collateral
Trustee:

          (1) an Officers' Certificate requesting that the Trustee direct the Collateral Trustee to transfer the Note Liens to a proposed Joint Collateral Agent pursuant to a proposed Note Lien Assignment delivered to the Trustee and Collateral Trustee therewith and stating that:

               (A) the Company intends to incur, on a date stated thereof, Indebtedness that shall constitute Parity Lien Debt;

               (B) no Default or Event of Default exists on the date of such Officers' Certificate or shall exist after giving effect to the incurrence of such Indebtedness;

               (C) the Company has appointed such proposed Joint Collateral Agent pursuant to a proposed Joint Collateral Agent Undertaking executed and delivered by the Company and such proposed Joint Collateral Agent and delivered to the Trustee and Collateral Trustee therewith;

               (D) the Company shall, on the date of such incurrence, grant Liens to such proposed Joint Collateral Agent, for the benefit of the holders of Note Obligations and Parity Lien Obligations and as security for all present and future Note Obligations and Parity Lien Obligations, upon all or substantially all of the Collateral that, on such date, is subject to the Note Liens, pursuant to proposed additional Security Documents delivered to the Trustee and Collateral Trustee therewith that are substantially the same as the Security Documents in effect on such date;

               (E) the Liens granted by such proposed additional Security Documents shall not be subject or subordinate to any Lien securing Indebtedness other than Priority Liens and Permitted Liens; and

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               (F) the Company and its Restricted Subsidiaries shall, on such date, enter into all amendments to the Security Documents then in effect that are necessary to add Parity Lien Obligations to the obligations secured thereby, pursuant to amendments delivered to the Trustee and the Collateral Trustee therewith, to be executed on such date by the proposed Joint Collateral Agent and the Company or the Restricted Subsidiary party to such Security Documents;

     and

          (2) an Opinion of Counsel confirming on customary terms:

               (A) the existence, good standing, powers and authority of the proposed Joint Collateral Agent;

               (B) the validity and enforceability of the proposed Joint Collateral Agent Undertaking, Note Lien Assignment and all additional and amended Security Documents delivered to the Trustee;

               (C) the validity, enforceability and perfection of the Liens granted by such Security Documents; and

               (D) the continued perfection of the Note Liens, without loss of priority as against any Lien other than Parity Liens, upon giving effect to such Note Lien Assignment and any such amendment of the Security Documents, then, the Trustee shall direct the Collateral Trustee to execute and deliver, and upon such direction the Collateral Trustee shall be irrevocably and unconditionally authorized and directed to execute and deliver, the proposed Note Lien Assignment to such Joint Collateral Agent against delivery to the Trustee and Collateral Trustee of (x) written confirmation from such Joint Collateral Agent that it accepts such Note Lien Assignment and shall hold the Note Liens and all such Security Documents and the Liens granted thereby for the benefit of the holders of the Note Obligations and Parity Lien Obligations on the terms of such Joint Collateral Agent Undertaking and (y) a further Officers' Certificate stating that such Indebtedness has been incurred in conformity with
Section 4.09 and constitutes Parity Lien Debt and that such Security Documents have been duly executed and delivered by the parties thereto.

     Following the initial incurrence of Parity Lien Debt, any additional Parity Lien Debt incurred thereafter shall be included in the obligations secured under the Security Documents if the Company delivers to the Trustee, the Collateral Trustee and the Joint Collateral Agent:

          (1) an Officer's Certificate stating that

               (A) the Company intends to incur, on a date stated thereof, indebtedness that shall constitute Parity Lien Debt;

               (B) no Default or Event of Default exists on the date of such Officers Certificate or shall exist after giving effect to the incurrence of such Indebtedness;

               (C) the Company and its Restricted Subsidiaries shall, on such date, enter into any amendments to the Security Documents then in effect that are necessary to add such additional Parity Lien Obligations to the obligations secured thereby, pursuant to amendments delivered to the Trustee and the Collateral Trustee therewith, to be executed

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          on such date by the Joint Collateral Agent and the Company or the
          Restricted Subsidiary party to such Security Documents;

and

          (2) an Opinion of Counsel confirming on customary terms the validity and enforceability of any additional and amended Security Documents delivered to the Trustee.

     Upon delivery of such certificate and opinion, the Trustee shall direct the Collateral Trustee and/or the Joint Collateral Agent, as applicable, to enter into any amendments of Security Documents as may be required to add such additional Parity Lien Obligations as obligations secured under such Security Documents.

Section 11.03  Amendment; Waiver.

     (a) No amendment or supplement to the provisions of Article 11 hereof will be effective without the written consent of the Company and, if any Parity Lien Debt is then outstanding, the holders of at least a majority in principal amount of all Parity Lien Debt then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the holders of Parity Lien Debt will be effective only with the consent of the holders of at least 66-2/3% in principal amount of all Parity Lien Debt then outstanding, voting as a single class.

Any such amendment or supplement that:

               (A) imposes any obligation upon the Company or adversely affects the rights of the Company under Section 11.02 hereof will become effective only with the consent of the Company; or

               (B) imposes any obligation upon the Collateral Trustee or adversely affects the rights of the Collateral Trustee in its individual capacity at any time when the Trustee is not the Collateral Trustee will become effective only with the consent of the Collateral Trustee.

     (b) No waiver of any of the provisions of this Article 11 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under Section 11.03 hereof, by the Company, Trustee, and Collateral Trustee and Holders of Notes as required pursuant to Section 11.03.

Section 11.04  Notes, Note Guarantees and other Note Obligations not
               Subordinated.

     The provisions of this Article 11 and the Intercreditor Agreement are intended solely to set forth the relative ranking, as Liens, of (1) the Note Liens (and, to the extent the Trustee, the Collateral Trustee or any Holder of Notes has an interest thereof, the Parity Liens) as against the Priority Liens and (2) the Note Liens as against the Parity Liens. The Notes and Note Guarantees are senior non-subordinated obligations of the Company and Guarantors. Except as expressly set forth in the Intercreditor Agreement or
Section 11.05 hereof, neither the Notes, the Note Guarantees and other Note Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or shall ever be by reason of the provisions of this Article 11, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 11.05  NGL Assets.

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     Notwithstanding anything to the contrary set forth in this Indenture or any
Security Documents, any Collateral that constitutes NGL Assets shall secure any Parity Lien Obligations in an aggregate amount not to exceed (i) the maximum amount permitted to be secured by the NGL Assets under the 1996 Indenture on the date of incurrence of such Parity Lien Obligations (without taking into account any First Priority Secured Obligations and Parity Lien Obligations secured by the NGL Assets prior to the date of such incurrence) less (ii) the amount of all First Priority Secured Obligations and previously incurred Parity Lien Obligations secured by NGL Assets on such date, as such amount shall be set forth in an officers certificate of the Company demonstrating the calculation thereof in reasonable detail. If Parity Lien Obligations are incurred on more than one occasion, such Parity Lien Obligations shall be treated as separate tranches each independently secured by the maximum amount permitted under this clause (b) and each tranche shall share proceeds from any realization on any such collateral on a ratable basis and the Security Documents securing such obligations shall expressly provide for such sharing.

                                   ARTICLE 12.
                             COLLATERAL AND SECURITY

Section 12.01  Security Documents.

     (a) The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to the Note Guarantees, the payment of all other Note Obligations and the performance of all other obligations of the Company and its Restricted Subsidiaries under the Note Documents are secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and shall be secured by all Security Documents hereafter delivered as required or permitted by this Indenture.

     (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Note Obligations or, if the Collateral Trustee is a Joint Collateral Agent, for the benefit of the holders of Note Obligations and Parity Lien Obligations, duly created, enforceable and perfected Liens upon the Collateral as contemplated by this Indenture and the Security Documents, so as to render the same available for the security and benefit of this Indenture and of the Notes, Note Guarantees and all other Note Obligations, according to the intent and purposes hereof expressed subject in each case to any express provisions of any Security Documents and the Intercreditor Agreement.

Section 12.02  Collateral Trustee.

     (a) Wells Fargo Bank Minnesota, N.A., shall act as Collateral Trustee until such time, if any, as the Note Liens are transferred to the Joint Collateral Agent.

     (b) The Collateral Trustee is authorized and empowered to appoint one or more co-Collateral Trustees as it deems necessary or appropriate.

     (c) Neither the Trustee nor the Collateral Trustee nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Note Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Note Liens or Security Documents or any delay in doing so.

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     (d) The Collateral Trustee shall be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture. Except as set forth in the Intercreditor Agreement or directed by the Trustee as required or permitted by this Indenture or any Joint Collateral Agent Undertaking, the Collateral Trustee shall not be obligated:

          (1) to act upon directions purported to be delivered to it by any other Person;

          (2) to foreclose upon or otherwise enforce any Note Lien; or

          (3) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

     (e) The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the enforcement of the Note Liens or Security Documents.

     (f) In acting as Collateral Trustee or Co-Collateral Trustee, the Collateral Trustee and each Co-Collateral Trustee may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7.

     (g) For as long as the Trustee is the Collateral Trustee, each successor Trustee shall become the successor Collateral Trustee as and when the successor Trustee becomes the Trustee.

     (h) At all times when the Trustee is not itself the Collateral Trustee, the Company shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Trustee and copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents.

     (i) The Collateral Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received from the Trustee pursuant to Article 12 hereof.

Section 12.03  Authorization of Actions to Be Taken.

     (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and empowers the Trustee to direct the Collateral Trustee to enter into, and the Collateral Trustee to execute and deliver, each Intercreditor Agreement and Security Document, and authorizes and empowers the Trustee and the Collateral Trustee to bind the Holders of Notes and other holders of Note Obligations as set forth in the Security Documents and the Intercreditor Agreement and the Security Documents and to perform its obligations and exercise its rights and powers thereunder.

     (b) The Collateral Trustee and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.

     (c) Subject to the provisions of the Intercreditor Agreement and Section
7.01 and 7.02 and Article 12, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

          (1) foreclose upon or otherwise enforce any or all of the Note Liens;

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          (2) enforce any of the terms of the Security Documents; or

          (3) collect and receive payment of any and all Note Obligations.

Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Trustee to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Note Liens or the Security Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Collateral Trustee.

Section 12.04  Release of Note Liens.

     (a) The Note Liens shall be released:

          (1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and payment in full of all other Note Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium, if any, are paid;

          (2) in whole, upon satisfaction and discharge of this Indenture pursuant to Section 13.01;

          (3) in whole, upon a legal defeasance or covenant defeasance pursuant to Article 8;

          (4) in part, as to any property constituting Collateral that (a) is sold or otherwise disposed of by the Company or one of its Subsidiaries in a transaction permitted by this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, or (b) is owned or at any time acquired by a Subsidiary that has been released from its Note Guarantee, concurrently with the release of such Note Guarantee; or

          (5) if, after the occurrence and during the continuance of an event of default under any Priority Collateral Document, as provided in the Intercreditor Agreement.

          (6) otherwise with respect to any Liens on assets other than Equity Interests, as provided in the Intercreditor Agreement; or

          (7) otherwise with respect to any Liens including Equity Interests, upon either:

               (A) the prior consent of holders of at least two-thirds in aggregate principal amount of each series of notes then outstanding; or

               (B) the terms set forth in the Intercreditor Agreement:

     (b) Upon delivery to the Trustee of an Officers' Certificate requesting release of the Note Liens pursuant to Section 12.04(a), accompanied by:

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          (1) an Opinion of Counsel confirming that such release is required by
     Section 12.04(a);

          (2) all instruments requested by the Company to effectuate or confirm such release; and

          (3) such other certificates and documents as the Trustee, Collateral Trustee or the Joint Collateral Agent, as applicable, may reasonably request to confirm the matters set forth in Section 12.04(a), the Trustee shall, instruct the Collateral Trustee or the Joint Collateral Agent, as applicable, to execute and deliver, and the Collateral Trustee or the Joint Collateral Agent, as applicable, shall promptly execute and deliver, such instruments.

     (c) All instruments effectuating or confirming any release of any Note Liens shall have the effect solely of releasing such Note Liens as to the Collateral described thereof, on customary terms and without any recourse, representation, warranty or liability whatsoever.

     (d) The Trustee, Collateral Trustee and the Joint Collateral Agent are not required to serve, file, register or record any instrument releasing Collateral.

     (e) The Company shall bear and pay all costs and expenses associated with any release of Note Liens pursuant to Section 12.04, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee, the Collateral Trustee and the Joint Collateral Agent.

Section 12.05  Filing, Recording and Opinions.

     (a) The Company shall furnish to the Trustee and the Collateral Trustee on May 15 in each year, beginning with May 15, 2004, an Opinion of Counsel, dated as of such date, either:

          (1) stating that, in the opinion of such counsel, (A) action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or notices, recordations or instruments of further assurance as is necessary to maintain and perfect the Liens intended to be created by the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 13 months to perfect the Note Liens, to the extent the Note Liens can be perfected by the filing of a financing statement; or

          (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens as effective and perfected.

     (b) The Company shall otherwise comply with the provisions of TIA
Section 314(b).

     (c) To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from Note Liens or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee and the Collateral Trustee.

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     (d) To the extent applicable, the Company shall furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

          (1) all documents required by TIA Section 314(d); and

          (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

     Notwithstanding the foregoing, if this Indenture has not been qualified under the TIA and is not required to be qualified under the TIA at the time of any release of Collateral, then the Company shall not be required to furnish the documents and Opinions of Counsel required by this Section 12.05(d) if such release of Collateral is effected pursuant to Section 12.04(a)(6) or Section 12.04(a)(7)(B) hereof.

     (e) If any Collateral is released in accordance with this Indenture, the Intercreditor Agreement or any Security Document at a time when the Trustee is not itself also the Collateral Trustee and if the Company has delivered the certificates and documents required by the Security Documents and this Sections 14.02, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 14.02, shall deliver a certificate to the Collateral Trustee setting forth such determination.

Section 12.06  Compensation and Indemnity.

     (b) The Company shall pay to the Collateral Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under the Security Documents. The Collateral Trustee's compensation shall not be limited by any law on compensation of a Collateral Trustee of an express trust. The Company shall reimburse the Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Collateral Trustee's agents and counsel.

     (c) The Company and the Guarantors shall indemnify the Collateral Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Intercreditor Agreement and the Security Documents, including the costs and expenses of enforcing this Indenture, the Intercreditor Agreement or the Security Documents against the Company and the Guarantors (including this Section 12.06) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or under the Intercreditor Agreement and the Security Documents except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Collateral Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Collateral Trustee shall cooperate in the defense. The Collateral Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (d) The obligations of the Company and the Guarantors under this Section
12.06 shall survive the satisfaction and discharge of this Indenture.

     (e) To secure the Company's payment obligations in this Section 12.06, the Collateral Trustee shall have a Lien prior to the Notes and pari passu with the Lien created pursuant to Section 7.07 hereof on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     (f) When the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                                   ARTICLE 13.
                           SATISFACTION AND DISCHARGE

Section 13.01  Satisfaction and Discharge.

     This Indenture shall be discharged and shall cease to be of further effect as to all Notes of a particular series issued hereunder, when:

          (1) either:

               (A) all Notes of such series that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

               (B) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit) and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Section 13.02 and Section 8.06 shall survive. In addition, nothing in this Section 13.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 13.02  Application of Trust Money.

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of such series of Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the relevant series of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 14.02  Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     Dynegy Holdings Inc.
     1000 Louisiana St., Suite 5800
     Houston, TX  77002
     Fax No.: (713) 507-6808
     Attn:  Carol Graebner

     With a copy to:

     O'Melveny & Myers LLP
     30 Rockefeller Plaza
     New York, NY  10122
     Fax No.: (212) 408-2420
     Attn:  Rosa Testani

     If to the Trustee:

     Wilmington Trust Company
     1100 North Market Street
     Wilmington, DE 19890-1615
     Phone No.: (302) 636-6056
     Fax No.: (302) 636-4143
     Attn: Corporate Capital Markets

     If to the Collateral Trustee:

     Wells Fargo Bank Minnesota, N.A.
     Sixth and Marquette
     MAC N9303-120
     Minneapolis, MN 55479
     Phone No.: (612) 667-0337
     Fax No.: (612) 667-9825
     Attn: Jeffery T. Rose

     The Company, any Guarantor, the Trustee or the Collateral Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03  Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 14.04  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 14.06  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under this Indenture, the Notes, the Note Guarantees, the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08  Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITY DOCUMENTS, THE NOTES, AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.11  Severability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of August 11, 2003

                                        Dynegy Holdings inc.


                                        By: /s/ Charles Cook
                                            ------------------------------------
                                            Title:  Assistant Treasurer


                                        Dynegy Inc.

                                        BG Holdings, Inc.

                                        Illinova Corporation

                                        Illinova Energy Partners, Inc.

                                        Illinova Generating Company

                                        Igc Grimes County, Inc.

                                        Igc Grimes Frontier, Inc.

                                        Ipg Ferndale, Inc.

                                        Ipg Paris, Inc.

                                        Charter Oak (Paris), Inc.


                                        By: /s/ Robert T. Ray
                                            ------------------------------------
                                            Title: Sr. Vice President and
                                                   Treasurer

                                        [continued]

Dynegy Power Corp.                      DPC II inc.

Dynegy Services, Inc.                   Dynegy Power Management Services, L.P.,

                                        By: Dynegy Services, Inc., its general
                                        partner

Dynegy Engineering, Inc.                Calcasieu Power, Inc.

Dynegy Operating Company                Dynegy Parts And Technical Services,
                                        Inc.

Dynegy Power Management Services, Inc.  Hep Cogen, Inc.

Northway Cogen, Inc.                    Dynegy Power Investments, Inc.

Dynegy Power Services, Inc.             Dynegy Power Nevada, Inc.

Michigan Cogen, Inc.                    Michigan Power, Inc.

Michigan Power Holdings, Inc.           OCG Cogen, Inc.

Oyster Creek Cogen, Inc.                RRP Company

DPC Colombia - Opon Power Resources     Termo Santander Holding, LLC
Company

Riverside Generation, Inc.              Riverside Generating Company, L.L.C.

Rolling Hills Generation, Inc.          Dynegy Renaissance Power, Inc.

Dynegy Northeast Generation, Inc.       Hudson Power, L.L.C.

Dynegy Midstream GP, Inc.               DYNEGY LIQUIDS G.P., L.L.C.

                                        By: Dynegy Midstream Service, Limited
                                        Partnership, its sole member

                                        By: Dynegy Midstream G.P., Inc. its
                                        general partner

On behalf of each of the entities       On behalf of each of the entities
listed above:                           listed above:


By: /s/ Robert T. Ray                   By: /s/ Robert T. Ray
    ---------------------------------      -------------------------------------
    Title: Sr. Vice President and           Title: Sr. Vice President and
           Treasurer                               Treasurer

Dynegy Midstream Services, Limited      Dynegy Liquids Marketing And Trade
Partnership

By: Dynegy Midstream G.P., Inc.,
    its general partner

Dynegy OPI, LLC                         Dynegy NGL Pipeline Company, LLC

Dynegy Intrastate Pipeline, LLC         Dynegy Energy Pipeline Company LLC

Dynegy Upper Holdings, L.L.C.           Dmg Enterprises, Inc.

Havana Dock Enterprises, LLC            Dmt Holdings, Inc.

DMT G.P., L.L.C.                        Dmt Holdings, L.P.
                                        By:  DMT G.P.,
                                        L.L.C., its general partner

Dynegy Coal Trading & Transportation,   Ngc Storage, Inc.
L.L.C.

Black Thunder Member, Inc.              Parish Power, Inc.

Calcasieu Power, L.L.C.                 Delta Cogen, Inc.

Cogen Power, Inc.                       Cogen Power, L.P.
                                        By:  CoGen Power,
                                        Inc., its general partner

Dynegy Power Holdings, Inc.             Midstream Barge Company, L.L.C.

Dynegy Regulated Holdings, LLC          Black Mountain Cogen, Inc.

Bluegrass Generation, Inc.              Bluegrass Generation Company, L.L.C.

Dynegy Cabrillo II LLC                  Dynegy Holding Company, L.L.C.

On behalf of each of the entities       On behalf of each of the entities listed
listed above:                           above:


By: /s/ Robert T. Ray                   By: /s/ Robert T. Ray
    ----------------------------------      ------------------------------------
    Title: Sr. Vice President and           Title: Sr. Vice President and
           Treasurer                               Treasurer

Blue Ridge Generation Inc.              Blue Ridge Generation Llc

Chickahominy Generating Company         Chickahominy Power, Llc

Florida Mercantile Power, Inc.          Palmetto Power, L.L.C.

Gasification Services, Inc.             Georgia Mercantile Power, Inc.

Heard County Power, L.L.C.              Hart County IPP, Inc.

Hartwell INDEPENDENT POWER PARTNERS,    Hartwell Power Company
INC.

Dynegy Roseton, L.L.C.                  Dynegy Hudson Power Retail, L.L.C.

Dynegy Global Energy, Inc.              Dynegy Broadband Marketing And Trade

Dynegy GP INC.                          Dynegy Marketing And Trade

                                        By:  Dynegy GP, Inc.
                                        its general partner

Dynegy Technology Capital Corp.         Dynegy Strategic Investments GP, L.L.C.
Dynegy Strategic Investments, L.P.      Renaissance Power, L.L.C.

By:  Dynegy Strategic Investments GP,
     L.L.C., its general partner

Rolling Hills Generating, L.L.C.        Dynegy Power Marketing, Inc.

Dynegy Energy Services, Inc.            Illinois Power Energy, Inc.

   Des Northeast, Inc.

On behalf of each of the entities       On behalf of each of the entities listed
listed  above:                          above:

By: /s/ Robert T. Ray                   By:  /s/ Robert T. Ray
    -----------------------------------      -----------------------------------
    Title: Sr. Vice President and            Title: Sr. Vice President  and
           Treasurer                                Treasurer

Dem GP, LLC                             Dynegy Energy Marketing, Lp

                                        By: DEM GP, LLC, its
                                        general partner

Dynegy Administrative Services Company  NIPC, Inc.

DFS L.P., LLC                           Dynegy Catlin Member, Inc.

Dfs General Partner, LLC                Dynegy Financial Services, Limited
                                        Partnership

                                        By: DFS General Partner, LLC,
                                        its general partner

Dynegy Midwest Generation , Inc.        Dynegy I.T., Inc.

Chesapeake Power, Inc.                  James River Energy Corp.

DPC Power Resources Holding Company     Dry Creek Power, Inc.

Rockingham Power, L.L.C.                Dynegy Power Development Company

On behalf of each of the entities       On behalf of each of the entities listed
listed  above:                          above:


By: /s/ Robert T. Ray                   By: /s/ Robert T. Ray
    ----------------------------------      -----------------------------------
    Title: Sr. Vice President and           Title: Sr. Vice President and
           Treasurer                               Treasurer


                                        Dynegy Danskammer, L.L.C.


                                        By: /s/ Charles Cook
                                            ------------------------------------
                                            Title: Assistant Treasurer


                                        Dynegy Management, Inc.

                                        DMS LP, Inc.

                                        DMT L.P., L.L.C.

                                        Dynegy Strategic Investments LP, Inc.

                                        DEM LP, LLC


                                        By: /s/ J. Kevin Blodgett
                                            ------------------------------------
                                            Title:  Assistant Secretary

                                        Wilmington Trust Company
                                         as Trustee


                                        By: /s/ James J. McGinley
                                            ------------------------------------
                                            Title: Authorized Signatory


                                        Wells Fargo Bank Minnesota, N.A.
                                          as Collateral Trustee


                                        By: /s/ Jeffery Rose
                                            ------------------------------------
                                            Title: Corporate Trust Officer

                                   Schedule I
                                   Guarantors

Dynegy Inc.
Dynegy Power Corp.
Dynegy Midstream Services, Limited Partnership
Blue Ridge Generation Inc.
BG Holdings, Inc.
Dynegy Services, Inc.
Dynegy OPI, LLC
Chickahominy Generating Company
Illinova Corporation
Dynegy Engineering, Inc.
Dynegy Intrastate Pipeline, LLC
Florida Mercantile Power, Inc.
Illinova Energy Partners, Inc.
Dynegy Operating Company
Dynegy Upper Holdings, L.L.C.
Gasification Services, Inc.
Illinova Generating Company
Dynegy Power Management Services, Inc.
Havana Dock Enterprises, LLC
Heard County Power, L.L.C.
IGC Grimes County, Inc.
Northway Cogen, Inc.
DMT G.P., L.L.C.
Hartwell Independent Power Partners, Inc.
IGC Grimes Frontier, Inc.
Dynegy Power Services, Inc.
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Roseton, L.L.C.
IPG Ferndale, Inc.
Michigan Cogen, Inc.
Black Thunder Member, Inc.
Dynegy Global Energy, Inc.
IPG Paris, Inc.
Michigan Power Holdings, Inc.
Calcasieu Power, L.L.C.
Dynegy GP Inc
Charter Oak (Paris), Inc.
Oyster Creek Cogen, Inc.
Cogen Power, Inc.
Dynegy Technology Capital Corp.
DPC II Inc.
DPC Colombia - Opon Power Resources Company
Dynegy Power Holdings, Inc.
Dynegy Strategic Investments, L.P.
Dynegy Power Management Services, L.P.,
Riverside Generation, Inc.
Dynegy Regulated Holdings, LLC

Rolling Hills Generating, L.L.C.
Calcasieu Power, Inc.
Rolling Hills Generation, Inc.
Bluegrass Generation, Inc.
Dynegy Energy Services, Inc.
Dynegy Parts and Technical Services, Inc.
Dynegy Northeast Generation, Inc.
Dynegy Cabrillo II LLC
Des Northeast, Inc.
HEP Cogen, Inc.
Dynegy Midstream GP, Inc.
Dynegy Liquids Marketing And Trade
Dem GP, LLC
Dynegy Power Investments, Inc.
Blue Ridge Generation LLC
Dynegy NGL Pipeline Company, LLC
Dynegy Administrative Services Company
Dynegy Power Nevada, Inc.
Chickahominy Power, LLC
Dynegy Energy Pipeline Company LLC
DFS L.P., LLC
Michigan Power, Inc.
Palmetto Power, L.L.C.
DMG Enterprises, Inc.
DFS General Partner, LLC
OCG Cogen, Inc.
Georgia Mercantile Power, Inc.
DMT Holdings, Inc.
Dynegy Midwest Generation , Inc.
RRP Company
Hart County IPP, Inc.
DMT Holdings, L.P.
Chesapeake Power, Inc.
Termo Santander Holding, LLC
Hartwell Power Company
NGC Storage, Inc.
DPC Power Resources Holding Company
Riverside Generating Company, L.L.C.
Dynegy Hudson Power Retail, L.L.C.
Parish Power, Inc.
Rockingham Power, L.L.C.
Dynegy Renaissance Power, Inc.
Dynegy Broadband Marketing And Trade
Delta Cogen, Inc.
Dynegy Energy Marketing, LP
Hudson Power, L.L.C.
Dynegy Marketing And Trade
Cogen Power, L.P.
NIPC, Inc.
Dynegy Liquids G.P., L.L.C.
Dynegy Strategic Investments GP, L.L.C.

Midstream Barge Company, L.L.C.
Dynegy Catlin Member, Inc.
Dynegy Danskammer, L.L.C.
Renaissance Power, L.L.C.
Black Mountain Cogen, Inc.
Dynegy Financial Services, Limited Partnership
Dynegy Management, Inc.
Dynegy Power Marketing, Inc.
Bluegrass Generation Company, L.L.C.
Dynegy I.T., Inc.
DMS LP, Inc.
Illinois Power Energy, Inc.
Dynegy Holding Company, L.L.C.
James River Energy Corp.
DEM LP, LLC
Dynegy Strategic Investments LP, Inc.
DMT L.P., L.L.C.
Dry Creek Power, Inc.
Dynegy Power Development Company

                                                                      EXHIBIT A1

                                 [Face of Note]
================================================================================
                                                         CUSIP/CINS ____________

           Second Priority Senior Secured Floating Rate Notes due 2008

No. ___                                                            $____________

                              DYNEGY HOLDINGS INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on July 15, 2008.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated:  _______________, 200_

                                        DYNEGY HOLDINGS INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                                            (SEAL)
This is one of the Series A Notes referred to in the within-mentioned Indenture:


WILMINGTON TRUST COMPANY
as Trustee


By:
    ---------------------------------------
             Authorized Signatory


================================================================================

                                      A1-1

                                 [Back of Note]
           Second Priority Senior Secured Floating Rate Notes due 2008

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used hereof have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) Interest. Dynegy Holdings Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate per annum equal to the Applicable Eurodollar Rate, as defined in the Indenture, in effect during each quarterly period commencing January 15, April 15, July 15 and October 15 of each year from August 11, 2003 until maturity. The interest rate on the Series A Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Series A Notes in which $2,500,000 or more has been invested. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. All percentages resulting from any of the calculations in this paragraph (1) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upwards. For example, 9.876545% or .09876545 will be rounded to 9.87655% or .0987655.

          (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions reasonably in advance to the Company or the Paying Agent. Such payment shall be in such coin or currency of the

                                      A1-2

     United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent and Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) Indenture. The Company issued the Notes under an Indenture dated as of August 11, 2003 (the "Indenture") among the Company, the Guarantors, the Trustee and Wells Fargo Bank Minnesota, N.A., as collateral trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company initially issued in $225 million in aggregate principal amount, and the Company may issue an unlimited amount of additional Notes of this series under the Indenture, subject to compliance with Section 4.09 of the Indenture. The Notes are secured by the Indenture and the Security Documents.

          (5) Guarantees. The Notes are guaranteed by Dynegy Inc., the parent of the Company, certain other Affiliates of the Company and by all of the Company's wholly-owned Domestic Subsidiaries that guarantee borrowings under the Company's Credit Agreement as of August 11, 2003. The Note Guarantees are the full and unconditional and joint and several general obligations of the Guarantors. The Note Guarantees are secured, on a second priority basis, by substantially all of the same assets that secure the guarantees by the Guarantors of the Company's obligations under the Credit Agreement.

          (6)  Optional Redemption.

     At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series A Notes issued hereunder at a redemption price equal to par plus the Applicable Eurodollar Rate then in effect, plus accrued and unpaid interest to the redemption date, with a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent sale of common stock of Dynegy; provided that:

               (A) at least 65% of the aggregate principal amount of the Series A Notes issued under the Indenture (excluding Notes held by the Company or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 75 days of the date of the closing of such sale of common stock.

     At any time prior to July 15, 2006, the Company may redeem all but not less than all of the Series A Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in any event no earlier than the date of consummation of such Change of Control and no later than 90 days after the occurrence of such Change of Control) at a redemption price equal to the principal amount of the Series A Notes redeemed plus the Applicable Premium for Series A Notes as of, and accrued and unpaid interest, if any, to the date of redemption,

                                       A1-3
     subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date. This optional redemption by the Company is separate from and in addition to the rights of Holders as set forth in Section 4.15 of the Indenture.

     On or after July 15, 2006, the Company may redeem all or a part of the Series A Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Series A Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

     Year                                        Percentage
     ----                                        ----------
     2006 ...................................      103.000%
     2007 ...................................      101.000%
     2008 ...................................      100.000%

     Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (7) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (8)  Repurchase At Option Of Holder.

          If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid thereon, if any, to the date of purchase subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

          If Dynegy or any of its Restricted Subsidiaries consummate any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $50.0 million or at such earlier time as the Company may elect, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds to the extent required by the indentures governing other Indebtedness. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds shall be released from the Cash Collateral Account and the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the

                                      A1-4
     subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          (9) Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address, except that a redemption notice may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Series A Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Series A Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any release of Collateral that becomes effective as set forth in the Indenture, to reflect any waiver or termination of any right arising under
     Article 11 of the Indenture that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in the Indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien (provided, that no such waiver or amendment pursuant to clause (9) of Section 9.01 of the Indenture shall adversely affect the rights of the Holders), or to conform the text of the Indenture, the Notes, the Note Guarantees or the Security

                                      A1-5

     Documents to any provision that was contained in the Offering Circular, dated as of August 1, 2003, that was used by the Initial Purchasers in connection with the distribution of the Initial Notes to the extent that such document contained a description of any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents that was intended to be a verbatim recitation of such provision.

          (13) Defaults and Remedies. Each of the following is an Event of Default for the Series A Notes: (i) default for 30 days in the payment when due of interest on any Series A Notes; (ii) default in payment when due of the principal of, or premium, if any, on any Series A Notes; (iii) failure by Dynegy or any of its Restricted Subsidiaries to comply with the provisions described in Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture for 30 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Series A Notes then outstanding to comply with such provisions; (iv) failure by Dynegy or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Series A Notes then outstanding to comply with any of the other agreements in the Indenture or the Security Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Dynegy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Dynegy or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (x) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that, if such default shall be remedied or cured by Dynegy or such Restricted Subsidiary or waived by the holder of such Indebtedness, in each case before acceleration of the Notes, then the Event of Default under the Indenture caused by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any holder of Notes or any other Person; (vi) failure by Dynegy or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days; (vii) breach by Dynegy or any of its Restricted Subsidiaries of any representation or warranty or agreement in the Security Documents, the repudiation by Dynegy or any of its Restricted Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against Dynegy or any of its Restricted Subsidiaries for any reason; (viii) except as permitted by the Indenture, the Guarantee of the Notes by Dynegy, Illinova or any Significant Subsidiary of the Company shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Dynegy, Illinova or any Subsidiary Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency described in the indenture with respect to Dynegy or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Series A Notes may declare all such Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Series A Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Series A Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in

                                       A1-6
     principal amount of the then outstanding Series A Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Series A Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Series A Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Series A Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Series A Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (14) Lien Subordination And Sharing. The Notes, the Note Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in
     Article 10 of the Indenture. The Notes, the Note Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in Article 11 of the Indenture.

          (15) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (16) No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (17) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                      A1-7

Attention:  Dynegy Holdings Inc.
            1000 Louisiana, Suite 5800
            Houston, Texas 77002
            Attention:  Investor Relations
            (713) 507-6400

                                      A1-8

                                                                      EXHIBIT A2

                                 [Face of Note]
================================================================================
                                                         CUSIP/CINS_____________

              9.875% Second Priority Senior Secured Notes due 2010

No.____                                                            $____________

                              DYNEGY HOLDINGS INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on July 15, 2010

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1

Dated: _______________, 200_

                                        DYNEGY HOLDINGS INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                                         (SEAL)
This is one of the Series B Notes
referred to in the within-mentioned
Indenture:

WILMINGTON TRUST COMPANY
as Trustee


By:
   -------------------------------------
           Authorized Signatory
================================================================================

                                      A2-1

                                 [Back of Note]
              9.875% Second Priority Senior Secured Notes due 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used hereof have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) Interest. Dynegy Holdings Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 9.875% per annum. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions reasonably in advance to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent and Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) Indenture. The Company issued the Notes under an Indenture dated as of August 11, 2003 (the "Indenture") among the Company, the Guarantors, the Trustee and Wells Fargo Bank Minnesota, N.A., as collateral trustee. The terms of the Notes include those stated in the

                                      A2-2

     Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company initially issued in $525 million in aggregate principal amount, and the Company may issue an unlimited amount of additional Notes of this series under the Indenture, subject to compliance with Section 4.09 of the Indenture. The Notes are secured by the Indenture and the Security Documents.

          (5) Guarantees. The Notes are guaranteed by Dynegy Inc., the parent of the Company, certain other Affiliates of the Company and by all of the Company's wholly-owned Domestic Subsidiaries that guarantee borrowings under the Company's Credit Agreement as of August 11, 2003. The Note Guarantees are the full and unconditional and joint and several general obligations of the Guarantors. The Note Guarantees are secured, on a second priority basis, by substantially all of the same assets that secure the guarantees by the Guarantors of the Company's obligations under the Credit Agreement.

          (6)  Optional Redemption.

     At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series B Notes issued hereunder at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent sale of common stock of Dynegy; provided that:

               (A) at least 65% of the aggregate principal amount of the Series B Notes issued under the Indenture (excluding Notes held by the Company or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 75 days of the date of the closing of such sale of common stock.

     At any time prior to July 15, 2007, the Company may redeem all but not less than all of the Series B Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in any event no earlier than the date of consummation of such Change of Control and no later than 90 days after the occurrence of such Change of Control) at a redemption price equal to the principal amount of the Series B Notes redeemed plus the Applicable Premium for Series B Notes as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date. This optional redemption by the Company is separate from and in addition to the rights of Holders as set forth in
     Section 4.15 of the Indenture.

     On or after July 15, 2007, the Company may redeem all or a part of the Series B Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Series B Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

                                      A2-3

Year                                          Percentage
----                                          ----------
2007........................................     104.938%
2008........................................     102.469%
2009 and thereafter.........................     100.000%

     Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (7) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (8)  Repurchase At Option of Holder.

          If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid thereon, if any, to the date of purchase subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

          If Dynegy or any of its Restricted Subsidiaries consummate any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $50.0 million or at such earlier time as the Company may elect, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds to the extent required by the indentures governing other Indebtedness. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds shall be released from the Cash Collateral Account and the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          (9) Notice Of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address, except that a redemption notice may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a

                                      A2-4

     Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Series B Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Series B Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any release of Collateral that becomes effective as set forth in the Indenture, to reflect any waiver or termination of any right arising under
     Article 11 of the Indenture that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in the Indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien (provided, that no such waiver or amendment pursuant to clause (9) of Section 9.01 of the Indenture shall adversely affect the rights of the Holders), or to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision that was contained in the Offering Circular, dated as of August 1, 2003, that was used by the Initial Purchasers in connection with the distribution of the Initial Notes to the extent that such document contained a description of any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents that was intended to be a verbatim recitation of such provision.

          (13) Defaults and Remedies. Each of the following is an Event of Default for the Series B Notes: (i) default for 30 days in the payment when due of interest on any Series B Notes; (ii) default in payment when due of the principal of, or premium, if any, on any Series B Notes; (iii) failure by Dynegy or any of its Restricted Subsidiaries to comply with the provisions

                                      A2-5
     described in Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture for 30 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Series B Notes then outstanding to comply with such provisions; (iv) failure by Dynegy or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Series B Notes then outstanding to comply with any of the other agreements in the Indenture or the Security Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Dynegy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Dynegy or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (x) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that, if such default shall be remedied or cured by Dynegy or such Restricted Subsidiary or waived by the holder of such Indebtedness, in each case before acceleration of the Notes, then the Event of Default under the Indenture caused by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any holder of Notes or any other Person; (vi) failure by Dynegy or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days; (vii) breach by Dynegy or any of its Restricted Subsidiaries of any representation or warranty or agreement in the Security Documents, the repudiation by Dynegy or any of its Restricted Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against Dynegy or any of its Restricted Subsidiaries for any reason; (viii) except as permitted by the Indenture, the Guarantee of the Notes by Dynegy, Illinova or any Significant Subsidiary of the Company shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Dynegy, Illinova or any Subsidiary Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency described in the indenture with respect to Dynegy or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Series B Notes may declare all such Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Series B Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Series B Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Series B Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Series B Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Series B Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the

                                      A2-6

     Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (14) Lien Subordination And Sharing. The Notes, the Note Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in
     Article 10 of the Indenture. The Notes, the Note Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in Article 11 of the Indenture.

          (15) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (16) No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (17) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Attention:   Dynegy Holdings Inc.
             1000 Louisiana, Suite 5800
             Houston, Texas 77002
             Attention:  Investor Relations
             (713) 507-6400

                                      A2-7

                                                                      EXHIBIT A3
                                 [Face of Note]
================================================================================
                                                         CUSIP/CINS ____________

              10.125% Second Priority Senior Secured Notes due 2013

No. ___                                                            $____________
                              DYNEGY HOLDINGS INC.

promises to pay to______________________________________________________________

or registered assigns,

the principal sum of____________________________________________________________

Dollars on July 15, 2013

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1

Dated:_______________, 200_

                                         DYNEGY HOLDINGS INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                                          (SEAL)
This is one of the Series C Notes
referred to in the within-mentioned
Indenture:

WILMINGTON TRUST COMPANY
as Trustee


By:
   ------------------------------------
          Authorized Signatory

================================================================================

                                      A3-1

                                 [Back of Note]
              10.125% Second Priority Senior Secured Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used hereof have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) Interest. Dynegy Holdings Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 10.125% per annum. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions reasonably in advance to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent and Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) Indenture. The Company issued the Notes under an Indenture dated as of August 11, 2003 (the "Indenture") among the Company, the Guarantors, the Trustee and Wells Fargo Bank Minnesota, N.A., as collateral trustee. The terms of the Notes include those stated in the

                                      A3-2

     Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company initially issued in $700 million in aggregate principal amount, and the Company may issue an unlimited amount of additional Notes of this series under the Indenture, subject to compliance with Section 4.09 of the Indenture. The Notes are secured by the Indenture and the Security Documents.

          (5) Guarantees. The Notes are guaranteed by Dynegy Inc., the parent of the Company, certain other Affiliates of the Company and by all of the Company's wholly-owned Domestic Subsidiaries that guarantee borrowings under the Company's Credit Agreement as of August 11, 2003. The Note Guarantees are the full and unconditional and joint and several general obligations of the Guarantors. The Note Guarantees are secured, on a second priority basis, by substantially all of the same assets that secure the guarantees by the Guarantors of the Company's obligations under the Credit Agreement.

          (6)  Optional Redemption.

     At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series C Notes issued hereunder at a redemption price of 110.125% of the principal amount, plus accrued and unpaid interest to the redemption date, with a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent sale of common stock of Dynegy; provided that:

               (A) at least 65% of the aggregate principal amount of the Series C Notes issued under the Indenture (excluding Notes held by the Company or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 75 days of the date of the closing of such sale of common stock.

     At any time prior to July 15, 2008, the Company may redeem all but not less than all of the Series C Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in any event no earlier than the date of consummation of such Change of Control and no later than 90 days after the occurrence of such Change of Control) at a redemption price equal to the principal amount of the Series C Notes redeemed plus the Applicable Premium for Series C Notes as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date. This optional redemption by the Company is separate from and in addition to the rights of Holders as set forth in
     Section 4.15 of the Indenture.

     On or after July 15, 2008, the Company may redeem all or a part of the Series C Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Series C Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

                                      A3-3

Year                               Percentage
----                               ----------
2008 ...........................      105.063%
2009 ...........................      103.375%
2010 ...........................      101.688%
2011 and thereafter.............      100.000%

     Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (7) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (8)  Repurchase At Option of Holder.

          If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid thereon, if any, to the date of purchase subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

          If Dynegy or any of its Restricted Subsidiaries consummate any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $50.0 million or at such earlier time as the Company may elect, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds to the extent required by the indentures governing other Indebtedness. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds shall be released from the Cash Collateral Account and the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          (9) Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address, except that a redemption notice may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a

                                      A3-4

     Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Series C Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Series C Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any release of Collateral that becomes effective as set forth in the Indenture, to reflect any waiver or termination of any right arising under
     Article 11 of the Indenture that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in the Indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien (provided, that no such waiver or amendment pursuant to clause (9) of Section 9.01 of the Indenture shall adversely affect the rights of the Holders), or to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision that was contained in the Offering Circular, dated as of August 1, 2003, that was used by the Initial Purchasers in connection with the distribution of the Initial Notes to the extent that such document contained a description of any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents that was intended to be a verbatim recitation of such provision.

          (13) Defaults and Remedies. Each of the following is an Event of Default for the Series C Notes: (i) default for 30 days in the payment when due of interest on any Series C Notes; (ii) default in payment when due of the principal of, or premium, if any, on any Series C Notes; (iii) failure by Dynegy or any of its Restricted Subsidiaries to comply with the provisions

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

     described in Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture for 30 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Series C Notes then outstanding to comply with such provisions; (iv) failure by Dynegy or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Series C Notes then outstanding to comply with any of the other agreements in the Indenture or the Security Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Dynegy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Dynegy or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (x) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that, if such default shall be remedied or cured by Dynegy or such Restricted Subsidiary or waived by the holder of such Indebtedness, in each case before acceleration of the Notes, then the Event of Default under the Indenture caused by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any holder of Notes or any other Person; (vi) failure by Dynegy or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days; (vii) breach by Dynegy or any of its Restricted Subsidiaries of any representation or warranty or agreement in the Security Documents, the repudiation by Dynegy or any of its Restricted Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against Dynegy or any of its Restricted Subsidiaries for any reason; (viii) except as permitted by the Indenture, the Guarantee of the Notes by Dynegy, Illinova or any Significant Subsidiary of the Company shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Dynegy, Illinova or any Subsidiary Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency described in the indenture with respect to Dynegy or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Series C Notes may declare all such Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Series C Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Series C Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Series C Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Series C Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Series C Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Series C Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Series C Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the

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

     Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (14) Lien Subordination AND Sharing. The Notes, the Note Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in
     Article 10 of the Indenture. The Notes, the Note Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in Article 11 of the Indenture.

          (15) Trustee Dealings WITH Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (16) No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (17) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Attention:   Dynegy Holdings Inc.
             1000 Louisiana, Suite 5800
             Houston, Texas 77002
             Attention:  Investor Relations
             (713) 507-6400

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